Exhibit 4.7

Execution Copy

ID&T WORLDWIDE SHAREHOLDERS’ AGREEMENT

between

ID&T NEWHOLDING B.V.,

ONE OF US HOLDING B.V.,

SFX ENTERTAINMENT, INC.,

and

the other Persons set forth on the signature pages hereto

August 8, 2013

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

i

5.1	Put Right	29

5.2	Procedures for Exercise	29

5.3	Put Option Purchase Agreement	30

5.4	Put Option Designated Brand	31

5.5	Delegation of Put Right Obligations	32

5.6	Rights Specific to One of Us	32

ARTICLE 6 NON-SOLICITATION, NON-COMPETITION, CONFIDENTIALITY, non-disparagement		33

6.1	Non-solicitation	33

6.2	Non-competition	33

6.3	Confidentiality	33

6.4	Non-Disparagement	35

ARTICLE 7 MISCELLANEOUS		35

7.1	Notices	35

7.2	Expenses	36

7.3	Conflict with the Articles of Association of ID&T Worldwide	36

7.4	Amendments; Waivers	37

7.5	Assignment	38

7.6	Arbitration	38

7.7	Governing Law	39

7.8	Consent to Jurisdiction and Venue	39

7.9	Counterparts	40

7.10	No Third-Party Beneficiaries	40

7.11	Entire Agreement	40

7.12	Captions	40

7.13	Severability	41

7.14	Interpretation; Construction	41

7.15	Equitable Relief	42

7.16	Business Days	42

7.17	Access to Counsel	42

7.18	Employment	43

7.19	Waiver of Jury Trial	43

7.20	Effectiveness Conditioned Upon Closing	43

ii

Exhibits

Exhibit A	Shareholder Schedule

Exhibit B	ID&T Shareholders

Exhibit C	Ultimate ID&T Shareholders

Exhibit D	Key Employees

Exhibit E	ID&T Design Employees

Exhibit F	ID&T Worldwide Brands

Exhibit G	Notarial Deed of Transfer

Exhibit H	SFX-Designated Officers

Exhibit I	ID&T-Designated Officers

Exhibit J	ID&T Employees

Schedules

Schedule 3.4(a)(i)	Issued ID&T Equity Interests

Schedule 3.4(c)(i)	Issued ID&T Shareholder Equity Interests

iii

This ID&T WORLDWIDE SHAREHOLDERS’ AGREEMENT (this “Agreement”), dated as of August 8, 2013 (the “Effective Date”), is made between ID&T NewHolding, B.V., a company organized under the laws of the Netherlands (“ID&T Worldwide”), One of Us Holding B.V., a company organized under the laws of the Netherlands (“One of Us” and, collectively with the Buyer, the “Initial Shareholders”), such other Persons that are direct holders of Common Shares and that become a party hereto in accordance with the terms hereof (the “Other Shareholders” and, collectively with the Initial Shareholders, the “Shareholders”), SFX Entertainment, Inc., a Delaware corporation (“SFX”), One of Us International B.V. (f/k/a ID&T International Holding B.V.), a company organized under the laws of the Netherlands (“ID&T International”), the Persons listed in Exhibit B (the “ID&T Shareholders”), the Persons listed in Exhibit C (the “Ultimate ID&T Shareholders” and, collectively with ID&T Worldwide, the Shareholders, the ID&T Shareholders, SFX, ID&T International the “Parties”), and, solely for purposes of Section 2.6(f)(iii), each of ID&T Worldwide’s Directors (each in his or her capacity as such) that becomes a party hereto for such purposes.

A.                                    Prior to the Effective Date, One of Us B.V. (f/k/a ID&T Holding B.V.), a company organized under the laws of the Netherlands (“ID&T Holding”), directly and through ID&T Holding’s Subsidiaries, operated the substantially all of the Business.

B.                                    On October 26, 2012, SFX, ID&T Holding, and, for the limited purposes described therein, Sillerman, entered into a binding term sheet (the “Original NAJV JV Agreement”) that provided for, among other things, the creation of a joint venture between SFX and ID&T Holding with respect to the portion of ID&T Holding’s business conducted in Canada, Mexico, and the United States, as more fully set forth in the Original NAJV JV Agreement, and on October 26, 2012 SFX paid $12,500,000 to ID&T International as partial consideration therefor.

C.                                    On December 21, 2012, ID&T International, a direct and wholly owned Subsidiary of ID&T Holding, formed ID&T/SFX North America LLC (f/k/a ID&T North America, LLC), a Delaware limited liability company (the “NAJV”), to serve as the joint venture entity contemplated by the Original NAJV JV Agreement.

D.                                    Pursuant to the Original NAJV JV Agreement, the Closing (as defined in the Original NAJV JV Agreement) was deemed to have occurred as of January 1, 2013 and SFX-IDT N.A. Holding LLC (“SFX-IDT N.A. Holding”), a Delaware limited liability company and a wholly owned Subsidiary of SFX, acquired a 51% membership interest in the NAJV in accordance with the Original NAJV JV Agreement.

E.                                     On March 14, 2013, SFX, SFX-IDT N.A. Holding, the NAJV, certain Subsidiaries of the NAJV, and ID&T Holding entered into an amendment to the Original NAJV JV Agreement (the “NAJV JV Agreement Amendment”).

F.                                      On March 15, 2013, the NAJV’s limited liability company operating agreement was amended and restated (as so amended and restated, the “Amended and Restated NAJV Operating Agreement”) to, among other things, reflect that SFX-IDT N.A. Holding owned 51% of the outstanding membership interests of the NAJV and that ID&T International owned 49% of the outstanding membership interests of the NAJV.

G.                                    On March 20, 2013, ID&T Holding and SFX entered into an Option Agreement (as amended, the “Option Agreement”).

H.                                   Pursuant to the Option Agreement, ID&T Holding granted SFX an option (the “Option”) to acquire a 75% interest in ID&T Holding or in another entity owning the ID&T Worldwide Business, subject to the terms of the Option Agreement.

I.                                        Prior to the Closing, the Reorganization (as defined in the SPA) will be consummated such that, among other things, (i) ID&T Worldwide will directly or indirectly own all of the ID&T Worldwide Business, and (ii) One of Us will directly own all of the outstanding capital stock of ID&T Worldwide.

J.                                        SFX exercised the Option pursuant to the SPA and, in connection therewith:

(i)                                     SFX will form the Buyer as a Subsidiary of SFX to act as the Buyer under the SPA; and

(ii)                                  One of Us and SFX entered into a Stock Purchase Agreement, dated as of the Effective Date (the “SPA”), pursuant to which (subject to the terms thereof) (A) One of Us agreed to sell and agreed to transfer 75% of the outstanding capital stock of ID&T Worldwide to the Buyer and the Buyer agreed to purchase and agreed to accept transfer from One of Us 75% of the outstanding capital stock of ID&T Worldwide, at the Closing and (B) SFX agreed (in accordance with the NAJV JV Agreement) to grant to One of Us (on an annual basis for a certain number of years) warrants to purchase shares of SFX Common Stock, subject to the NAJV’s achievement of certain earnings targets, as more specifically set forth in the SPA.

K.                                   The Parties are entering into this Agreement in accordance with the terms of the Option Agreement and in connection with the consummation of the transactions contemplated by the SPA.

The Parties therefore hereby agree as follows:

ARTICLE 1
DEFINITIONS

As used herein, the following capitalized terms have the following respective meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person controlling, controlled by, or under common control with such specified Person; (b) any partner, officer, Director, or employee of such specified Person or of any Person described in the immediately foregoing clause (a), or any Family Member of such specified Person; or (c) any liquidating trust, trustee, or other similar Person for such specified Person that, in the case of a Person that is not an Entity, has been established solely for the benefit of such Person or such Person’s Family Members.

“Agreement” has the meaning set forth in the preamble.

“Amended and Restated NAJV Operating Agreement” has the meaning set forth in the recitals.

“Approved by the Board,” “Approval of the Board,” “Board Approval,” “determined by the Board,” “determination of the Board,” “Board determination” or similar expressions mean the Requisite Director Vote

“Arbitrator” has the meaning set forth in Section 7.6(a).

“Binding Arbitration” has the meaning set forth in Section 7.6(a).

“Board” means, with respect to an Entity, the board of directors, board of managers, or similar governing body of such Entity.

“Board Meeting” means a meeting of the ID&T Worldwide Board, whether such meeting is regular or special in nature.

“Brands” means: (a) trademarks, service marks and trade names; (b) copyrights and design rights; (c) domain names; (d) common law rights and goodwill associated with each of the foregoing; and (e) applications and registrations for each of the foregoing.

“Breach” means any inaccuracy in or breach of, or any failure to perform or comply with, a representation, warranty, obligation, or other provision of any Contract or other document.

“Business” means all of ID&T Worldwide’s assets, businesses, and operations from and after the Closing.

“Business Day” means any day that is not a Saturday, that is not a Sunday, and that is not another day on which banks in the State of New York or in Amsterdam, the Netherlands are required or authorized by Law to be closed.

“Buyer” has the meaning set forth in the SPA.

“Closing” has the meaning set forth in the SPA.

“CFO” means the Chief Financial Officer of ID&T Worldwide.

“Co-CEO” means a Co-Chief Executive Officer of ID&T Worldwide.

“Co-CEO-Creative” has the meaning set forth in Section 2.8(d)(i).

“Co-CEO-Operations” means the Co-CEO that SFX is entitled to appoint pursuant to Section 2.8(c)(i).

“Common Shares” means the Common Shares A, and Common Shares B.

“Common Shares A” means Common Shares A, with a nominal value of €0.01 per share, of ID&T Worldwide.

“Common Shares B” means Common Shares B, with a nominal value of €0.01 per share, of ID&T Worldwide.

“Competing Business” means, as of a given time, any business or activity conducted by a Person (other than an ID&T Worldwide Entity and other than an NAJV Entity) that is or that could reasonably be considered to be competitive with the ID&T Worldwide Business at such time; except that (a) use of the Non-Business Assets (as defined in the SPA), in and of itself, will not be deemed to be a Competing Business and (b) ownership of the equity interests in TL HQ and TL Belgium (each as defined in the binding term sheet dated as of June 13, 2013, between M&M Management Vennootschap BVBA, SFX, and ID&T Holding), in and of itself, will not be deemed to be a Competing Business.

“Confidential Information” means any information (and any document, diagram, computer program, or other tangible embodiments thereof, whether or not marked “confidential” or “proprietary” and whether of a technical nature or otherwise) pertaining to any aspect of the Business or any ID&T Worldwide Entity’s customers, suppliers, or others with which any ID&T Worldwide Entity has a business relationship, in each case whether conveyed in written, graphic, oral, or physical form, including any ID&T Worldwide Entity’s intellectual property.

“Contract” means any note, bond, mortgage, indenture, lease, license, contract, agreement, commitment, arrangement, or other consensual obligation, in each case whether written or oral.

“Director” means, with respect to the Board of an Entity, a director or analogous member of such Board.

“Dispute” has the meaning set forth in Section 7.6(a).

“Disputing Parties” has the meaning set forth in Section 7.6(a).

“Effective Date” has the meaning set forth in the preamble.

“Entity” means a Person that is not an individual.

“Equity Interests” means, with respect to an Entity, the capital stock or other equity interests issued or issuable by such Entity.

“Event” means any festival, concert, or other similar event.

“Excluded ID&T Worldwide Brand” means the ID&T Worldwide Brand that the Buyer has designated, if any, as the “Excluded ID&T Worldwide Brand” in a notice given to One of Us in accordance with Section 5.4(a).

“Excluded ID&T Worldwide Brand Deadline” has the meaning set forth in Section 5.4(a).

“Family Member” means, with respect to a Person, any parent, spouse, child, brother, sister, or other relative with a relationship (by blood, marriage, or adoption) not more remote than the first cousin of such Person.

“Finkel” means Shelly Finkel.

“Fiscal Year” means the annual period ending December 31, as the same might be from time to time changed by the general meeting of shareholders of ID&T Worldwide. The Parties intend that ID&T Worldwide’s Fiscal Year will be the same as SFX’s fiscal year (as might from time to time be adjusted).

“GAAP” means United States generally accepted accounting principles, applied on a consistent basis.

“Governmental Authority” means any of the following: (a) the United States of America, the Netherlands, Belgium, or any other country; (b) any state, commonwealth, province, territory, or possession of any of the foregoing and any political subdivision thereof (including counties and municipalities); and (c) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board, arbitrator, or panel of arbitrators.

“ID&T Design” means ID&T Design B.V., a company organized under the laws of the Netherlands.

“ID&T Design Employees” means the individuals set forth in Exhibit E.

“ID&T-Designated Director” has the meaning set forth in Section 2.4(a)(ii).

“ID&T-Designated Officer” has the meaning set forth in Section 2.8(d)(i).

“ID&T Holding” has the meaning set forth in the recitals.

“ID&T International” has the meaning set forth in the preamble.

“ID&T Parties” means One of Us, the ID&T Shareholders, the Ultimate ID&T Shareholders, and ID&T International collectively.

“ID&T Shareholders” has the meaning set forth in the preamble.

“ID&T Worldwide” has the meaning set forth in the preamble.

“ID&T Worldwide Board” means ID&T Worldwide’s Board.

“ID&T Worldwide Brands” means: (a) all Brands that any of the ID&T Worldwide Entities have as of the Effective Date (or in the future obtain) the rights to use, whether now in existence or hereafter developed or acquired, including those trademarks, service marks, and trade names listed in Exhibit F; (b) copyrights and design rights relating thereto; (c) domain names relating thereto; (d) the common law rights associated therewith and the goodwill associated therewith; and (e) applications and registrations for each of the foregoing.

“ID&T Worldwide Business” means the Business (as defined in the SPA).

“ID&T Worldwide Director” means any Director serving on the ID&T Worldwide Board.

“ID&T Worldwide Entity” means ID&T Worldwide or any ID&T Worldwide Subsidiary.

“ID&T Worldwide Put Price” means, as of a given date of determination, an amount (which amount is subject to reduction as provided in Section 5.4(b)(iv)) equal to the greater of (a) 8 times Ratable LTM EBITDA as of such date and (b) $31.25 million; except that if (x) 12 times Ratable LTM EBITDA as of such date is less than $31.25 million and (y) no SFX Party has taken any action prior to such date for the sole purpose of causing 12 times Ratable LTM EBITDA to be less than $31.25 million, then “ID&T Worldwide Put Price” means 12 times Ratable LTM EBITDA as of such date.

“ID&T Worldwide Subsidiary” means any Subsidiary of ID&T Worldwide.

“ID&T Worldwide Voting Stock” means any capital stock in ID&T Worldwide that is entitled to vote generally with respect to the election of ID&T Worldwide Directors.

“Indirect Interest” means (a) with respect to SFX, any Security or other interest that SFX or any SFX Intermediate Entity holds in the Buyer or in any SFX Intermediate Entity, and (b) with respect to an Ultimate ID&T Shareholder, any Security or other interest that such Ultimate ID&T Shareholder or an Intermediate Entity with respect to such Ultimate ID&T Shareholder holds in One of Us or in any Intermediate Entity.

“Initial Shareholder Group Member” means, (a) with respect to SFX, any SFX Entity (other than any ID&T Worldwide Entity and other than any NAJV Entity) and (b) with respect to One of Us, any of One of Us and any of One of Us’s Affiliates (other than any ID&T Worldwide Entity and other than any NAJV Entity).

“Initial Shareholders” has the meaning set forth in the preamble.

“Intermediate Entity” means, with respect to a Person, any Subsidiary of such Person that directly or indirectly owns equity Securities of ID&T Worldwide.

“Issued ID&T Equity Interests” has the meaning set forth in Section 3.4(a)(i).

“Issued ID&T Shareholder Equity Interests” has the meaning set forth in Section 3.4(c)(i).

“JAMS” means JAMS, Inc.

“Joinder Agreement” means a joinder agreement pursuant to which the Person signing such joinder agreement agrees to become a party hereto, subject to the rights and obligations hereunder, in a form satisfactory to the ID&T Worldwide Board.

“Key Employees” means the individuals set forth in Exhibit D.

“Key ID&T Worldwide Entity Contact” means: (a) any Director, manager, officer, executive, employee, consultant, customer, supplier, or creditor of any ID&T Worldwide Entity; (b) any Person with which any ID&T Worldwide Entity has a material business relationship; (c) any licensor of any material right to any ID&T Worldwide Entity; and (d) any licensee of any material right from any ID&T Worldwide Entity.

“Key SFX Entity Contact” means: (a) any Director, manager, officer, executive, employee, consultant, customer, supplier, or creditor of any SFX Entity; (b) any Person with which any SFX Entity has a material business relationship; (c) any licensor of any material right to any SFX Entity; and (d) any licensee of any material right from any SFX Entity.

“Law” means any statute, law, regulation, ordinance, executive order, Order, stipulation, injunction, administrative order, common law doctrine, or other regulation or rule of any Governmental Authority.

“Lender” means a lender or other provider of credit or other financing.

“Lien” means any security interest (whether or not perfected), pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), lien, charge, encumbrance, claim, reservation, restriction (including any limitation on a voting right), right of first refusal or first offer or other third-party right, option, license, hypothecation, assessment, covenant, right-of-way, encroachment, easement, tenancy, equity or other similar arrangement or interest in or with respect to real or personal property (including any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor under the Uniform Commercial Code or any comparable Law).

“Merge” means, with respect to a Person, the effectuation of a Merger of such Person with or into any other Person.

“Merger” means a merger, consolidation, combination, or amalgamation.

“NAJV” has the meaning set forth in the recitals.

“NAJV Entity” means the NAJV or any NAJV Subsidiary.

“NAJV JV Agreement” means the Original NAJV JV Agreement, as amended by the NAJV JV Agreement Amendment.

“NAJV JV Agreement Amendment” has the meaning set forth in the recitals.

“Neutral Accountant” means Ernst & Young.

“Non-Designated Officer” means any Officer who is not an SFX-Designated Officer and who is not an ID&T-Designated Officer.

“Notary” means Mr. A.J. Wiggers or another civil law notary (notaris) (or such notary’s substitute) of DLA Piper Nederland N.V. in Amsterdam.

“Notary Account” means the following trust account (kwaliteitsrekening) of the Notary:

IBAN:	NL86 ING B 0020 031300
Attn.:	Derdengelden Notariaat DLA Piper
Address:	Amstelveenseweg 638
Zipcode and place:	1081 JJ AMSTERDAM, THE NETHERLANDS
Bank:	ING Bank
Address:	De Entree 201
Zipcode and place:	1101 HG AMSTERDAM, THE NETHERLANDS
BIC code:	INGBNL2A

“Notice” has the meaning set forth in Section 7.1(a).

“Officer” means an officer of ID&T Worldwide appointed in accordance with the terms hereof.

“One of Us” has the meaning set forth in the preamble.

“Option” has the meaning set forth in the recitals.

“Option Agreement” has the meaning set forth in the recitals.

“Order” means any award, injunction, judgment, decree, order, writ, determination, ruling, subpoena or verdict or other decision issued, promulgated or entered by any Governmental Authority of competent jurisdiction.

“Original NAJV JV Agreement” has the meaning set forth in the recitals.

“Other Shareholders” has the meaning set forth in the preamble.

“Parties” has the meaning set forth in the preamble.

“Permitted Court” has the meaning set forth in Section 7.8.

“Permitted Transfer” has the meaning set forth in Section 3.2.

“Person” means any individual, trust, corporation, partnership, limited partnership, limited liability company or other business association or entity, or Governmental Authority.

“Pre-existing Confidentiality Agreements” means, collectively, (a) the Confidentiality Agreement, dated as of May 17, 2012, between the Initial Members and (b) the Mutual Confidentiality and Non-Circumvention Agreement between the Initial Members, dated as of October 13, 2012.

“Promote” means to promote, market, produce, develop, originate, use, sell, exploit, or operate (or any of the foregoing). The terms “Promoting” and “Promotion” has a correlative meaning.

“Proposed Purchaser” has the meaning set forth in Section 4.2(a).

“Proposed Sale” has the meaning set forth in Section 4.2(a).

“Put Option Brand Designation Deadline” means (a) if the Buyer has designated, in accordance with Section 5.4(a), one (and only one) ID&T Worldwide Brand to be the “Excluded ID&T Worldwide Brand,” then 5 p.m. New York time on the date that is 30 days after the date on which the Buyer so designates such Excluded ID&T Worldwide Brand or (b) if, as of the Excluded ID&T Worldwide Brand Deadline, the Buyer has not designated, in accordance with Section 5.4(a), one (and only one) ID&T Worldwide Brand to be the “Excluded ID&T Worldwide Brand,” then 5 p.m. New York time on the date that is 30 days after the date on which the Excluded ID&T Worldwide Brand Deadline occurs.

“Put Option Brand Designation Notice” has the meaning set forth in Section 5.4(a).

“Put Option Closing” means, with respect to a Put Option Sale, the closing of such Put Option Sale by the execution of the notarial deed of transfer by the Notary substantially in the form of Exhibit G.

“Put Option Common Shares” means, as of a given time, all of the Common Shares held by the ID&T Parties at such time.

“Put Option Designated Brand” has the meaning set forth in Section 5.4(b).

“Put Option Designated Brand Closing” means the consummation of the transfer of a Put Option Designated Brand pursuant to a Put Option Designated Brand Purchase Agreement.

“Put Option Designated Brand Purchase Agreement” has the meaning set forth in Section 5.4(b)(ii).

“Put Option Designated Brand Valuation Report” has the meaning set forth in Section 5.4(b)(i).

“Put Option Designated Brand Value” means the value of the Put Option Designated Brand as set forth in the Put Option Designated Brand Valuation Report.

“Put Option Exercise Date” means the date that is the earlier of (a) March 20, 2016 and (b) the first occurrence of a Put Option SFX Ownership Trigger Event.

“Put Option Exercise Notice” has the meaning set forth in Section 5.2(a).

“Put Option NAJV Membership Interests” means, as of a given time, all of the outstanding membership interests in the NAJV held by the ID&T Parties at such time.

“Put Option Outside Date” means, with respect to a Put Option Sale, the date that is the one-year anniversary of the date on which One of Us delivered the Put Option Exercise Notice with respect to such Put Option Sale to the Buyer in accordance with Article 5.

“Put Option Purchase Agreement” has the meaning set forth in Section 5.3(b).

“Put Option Sale” means a sale of the Put Option Shares, pursuant to Article 5.

“Put Option SFX Ownership Trigger Event” means the transfer, directly or indirectly, of Common Shares by any of the Buyer and any of the Buyer’s Affiliates after which the Buyer and the Buyer’s Affiliates collectively hold, in aggregate, less than 50% of the Common Shares that the Buyer holds on the Effective Date.

“Put Option Shares” means, as of a given time, the Put Option Common Shares at such time and the Put Option NAJV Membership Interests at such time, collectively.

“Put Price” means an amount (which amount is subject to reduction as provided in Section 5.4(b)(iv)) equal to the ID&T Worldwide Put Price.

“Put Right” has the meaning set forth in Section 5.1.

“Quorum” means, in the case of a Board Meeting, any of the following constitutes a “Quorum”: (a) the presence at such Board Meeting of at least one SFX-Designated Director and at least one ID&T-Designated Director; or (b) at any reconvened Board Meeting where a Quorum described in clause (a) was not present at the original Board Meeting and all of the Directors of ID&T Worldwide received (or waived) proper notice of such reconvened Board Meeting the presence at such Board Meeting of either (i) a number of Directors of ID&T Worldwide constituting a majority of the number of Directors that comprise the full ID&T Worldwide Board (without vacancies) or (ii) at least one SFX-Designated Director and at least one ID&T-Designated Director.

“Ratable LTM EBITDA” means, as of a given date of determination:

(a)                                 (1) a fraction, the numerator of which equals the number of Put Option Common Shares at the time the Put Right is exercised and the denominator of which equals the number of Common Shares outstanding at the time the Put Right is exercised, times (2) ID&T Worldwide’s consolidated earnings before interest, taxes, depreciation, and amortization (including ID&T Worldwide’s ultimate pro rata share of earnings before interest, taxes, depreciation, and amortization of Company Minority-held Entities (as defined in the SPA)) for the 12-month period ended as of the last day of the calendar month immediately preceding the calendar month in which such date of determination is included; plus

(b)                                 the amount that all ID&T Parties that hold Put Option NAJV Membership Interests at the time the Put Right is exercised would receive in respect of such Put Option NAJV Membership Interests were the NAJV to be hypothetically liquidated at such time pursuant to Article 18 of the Second Amended and Restated NAJV Operating Agreement and assuming for such purposes that the aggregate amount of Company Assets (as defined in the Second Amended and Restated Operating Agreement) to be distributed pursuant to Article 18 of the Second Amended and Restated Operating Agreement were to equal the NAJV’s consolidated earnings before interest, taxes, depreciation, and amortization for the 12-month period ended as of the last day of the calendar month immediately preceding the calendar month in which such date of determination is included.

“Reorganization” has the meaning set forth in the SPA.

“Representatives” means, with respect to a Party, such Party’s officers, Directors, managers, attorneys, advisors, investment bankers, consultants, and accountants.

“Requested ROFR Common Shares” has the meaning set forth in Section 4.3.

“Requisite Director Vote” means (a) with respect to Simple-majority Matters, the affirmative vote or consent of a number of Directors of ID&T Worldwide constituting a majority of the number of Directors that comprise the full ID&T Worldwide Board (without vacancies) and that are entitled to vote at a Board Meeting at which a Quorum is present and (b) with respect to matters other than Simple-majority Matters, the affirmative vote or consent of all Directors of ID&T Worldwide present and entitled to vote at a Board Meeting at which a Quorum is present.

“Restricted Party” means any ID&T Party or any Other Shareholder.

“Restricted Period” means, with respect to a Party (other than ID&T Worldwide), the period commencing on the Effective Date and ending on (and including) the date that is the two-year anniversary of the first date on which such Party no longer holds, directly or indirectly (including through such Party’s ownership of any equity or other interest in any Entities), any Equity Interests in ID&T Worldwide.

“ROFR Closing” has the meaning set forth in Section 4.5.

“ROFR Common Shares” has the meaning set forth in Section 4.2(a)(i)(C).

“ROFR Election Deadline” has the meaning set forth in Section 4.3.

“ROFR Notice” has the meaning set forth in Section 4.2(a).

“ROFR Price” has the meaning set forth in Section 4.2(a)(i)(D).

“ROFR Response Period” has the meaning set forth in Section 4.3.

“ROFR Shareholder” has the meaning set forth in Section 4.2(a).

“Second Amended and Restated NAJV Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of the NAJV, dated as of the Effective Date.

“Security” means a “security,” as defined in Section 2(a)(1) of the Securities Act.

“Selling Shareholder” has the meaning set forth in Section 4.2(a).

“SFX” has the meaning set forth in the preamble.

“SFX-Designated Director” has the meaning set forth in Section 2.4(a)(i).

“SFX-Designated Officer” has the meaning set forth in Section 2.8(c)(i).

“SFX Entity” means SFX or any SFX Subsidiary, including any ID&T Worldwide Entity and any NAJV Entity.

“SFX Financing Arrangement” has the meaning set forth in Section 2.3(b).

“SFX Funding Entity” has the meaning set forth in Section 2.3(b).

“SFX-IDT N.A. Holding” has the meaning set forth in the recitals.

“SFX Intermediate Entity” means any Intermediate Entity with respect to SFX.

“SFX Parties” means the Buyer and SFX, collectively.

“SFX Qualified IPO” means the sale of shares of SFX Common Stock pursuant to a registration statement declared effective by the SEC under circumstances in which SFX Common Stock is accepted for listing on the NASDAQ Global Market or the New York Stock Exchange.

“SFX Stockholder Agreement” means the SFX Stockholder Agreement, dated the Effective Date, between the ID&T Parties, SFX, and Sillerman.

“Shareholder Quorum” means, in the case of a meeting of the shareholders of ID&T Worldwide, any of the following constitutes a “Shareholder Quorum”: (a) the presence at such meeting of SFX and One of Us; or (b) at any reconvened meeting where a Shareholder Quorum described in clause (a) was not present at the original meeting and all of the shareholders of ID&T Worldwide received (or waived) proper notice of such reconvened meeting the presence at such meeting of either (i) a number of shareholders of ID&T Worldwide holding not less than a majority of the Common Shares then outstanding or (ii) SFX and One of Us.

“Shareholders” has meaning set forth in the preamble.

“Sillerman” means Robert F.X. Sillerman.

“Simple-majority Matter” means any of the following matters:

(i)                                     the determination or approval of the nature and terms of any credit or other financing arrangement (whether such arrangement is a Third-Party Financing Arrangement or is provided by an SFX Entity), but only if (A) the ID&T Worldwide Board has determined (which determination is not a Simple-majority Matter) that ID&T Worldwide requires financing generally and (B) such credit or other financing arrangement is on terms that are reasonably consistent with terms that would reasonably be expected to be available from a Lender that is not an Affiliate of SFX;

(ii)                                  the approval of the budget for ID&T Worldwide’s consolidated gross annual spending for a specified Fiscal Year; except that:

(A)                               the approval of line items in Event budgets is not a Simple-majority Matter, and

(B)                               the approval of the budget for ID&T Worldwide’s consolidated gross annual spending in a specified Fiscal Year is not a Simple-majority Matter if such budget is less than the budget for ID&T Worldwide’s consolidated gross annual spending for the Fiscal Year that is immediately prior to such specified Fiscal Year, unless (1) ID&T Worldwide’s consolidated earnings before interest, taxes, depreciation, and amortization (determined in accordance with GAAP, consistently applied) for such prior Fiscal Year declined compared to the Fiscal Year that is two years prior to such specified Fiscal Year and (2) the budget for ID&T Worldwide’s consolidated gross annual spending for such specified Fiscal Year contemplates a corresponding reasonable reduction expenses; and

(iii)                               the hiring and firing of personnel of any of the ID&T Worldwide Entities, other than (A) those individuals set forth in Exhibit J and (B) as provided in Section 2.6(f)(ii)(B).

“SPA” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to any specified Person and at a given time, an Entity of which such specified Person owns at such time, directly or indirectly, 50% or more of the outstanding capital stock or other equity interests of such Entity, the holders of which are (a) generally entitled to vote for the election of the Directors of such Entity or (b) generally entitled to share in the profits or capital of such Entity.

“Suit” means any claim (including any complaint, counterclaim, or cross-claim), suit, litigation, or other proceeding by or before or otherwise involving any court, in each case whether sounding in contract, tort, or otherwise.

“Third-Party Financing Arrangement” means a credit or other financing arrangement with one or more Lenders that is not an Affiliate of SFX, through which financing is provided or actually available to ID&T Worldwide (regardless of whether such financing is provided or actually available from such Lender directly to ID&T Worldwide or from such Lender ultimately to ID&T Worldwide through one or more Affiliates of SFX).

“Third-Party Sale” has the meaning set forth in Section 4.4(a).

“Trade Secrets” means anything that would constitute a “trade secret” under applicable Law, and all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, patterns, data collections, drawings, devices, methods, techniques, processes, know-how, confidential information, proprietary information, customer lists, software, and technical information; and all rights in any of the foregoing.

“Transfer” means, with respect to any asset, to offer, sell, grant any option to purchase, make any loan, pledge, mortgage, make any short sale, or otherwise dispose of such asset. When used as a noun “Transfer” has a meaning correlative to the meaning set forth in the immediately foregoing sentence.

“Ultimate ID&T Shareholders” has the meaning set forth in the preamble.

“Ultimate Shareholders” means SFX and the Ultimate ID&T Shareholders, collectively.

ARTICLE 2
CERTAIN OPERATIONS OF ID&T WORLDWIDE

2.1                               ID&T Worldwide Brands. ID&T Worldwide shall, in connection with conducting ID&T Worldwide’s operations, act to preserve and expand those ID&T Worldwide Brands that the ID&T Worldwide Entities have as of the Effective Date, to develop new ID&T Worldwide Brands, and to seek and develop opportunities and Events with respect to ID&T Worldwide Brands.

2.2                               Events. SFX shall use, and shall cause the SFX Entities (other than the ID&T Worldwide Entities) to use their, commercially reasonable efforts to avoid promoting Events that would reasonably be expected to diminish or interfere with the use of the ID&T Worldwide Brands (including by virtue of the timing and location of such Event).

2.3                               Loans to Fund Business.

(a)                                 After the Effective Date and from time to time thereafter as ID&T Worldwide requires financing (as determined by the ID&T Worldwide Board), ID&T Worldwide shall use ID&T Worldwide’s commercially reasonable efforts to enter into one or more Third-Party Financing Arrangements upon reasonable market terms (taking into account Section 2.3(d)), as approved by the ID&T Worldwide Board.

(b)                                 To the extent not financed by one or more Third-Party Financing Arrangements in accordance with Section 2.3(a), SFX shall, or shall cause one or more of the SFX Entities (other than any ID&T Worldwide Entity) (as the case might be, the “SFX Funding Entity”) to, loan, on terms approved by the ID&T Worldwide Board (including reasonable market-based interest rates for such loans), ID&T Worldwide funds to pay for expenses and working capital necessary to fund Events and the other aspects of the Business (any such loan, an “SFX Financing Arrangement”). If the SFX Funding Entity incurs indebtedness in connection with providing such financing, including pursuant to a credit facility to which one or more SFX Entities are loan parties, then (i) at the SFX Funding Entity’s request, ID&T Worldwide shall (and, if applicable, shall cause any ID&T Worldwide Subsidiaries to) enter into appropriate documentation that joins ID&T Worldwide (and, as applicable, ID&T Worldwide Subsidiaries) as a loan party under the loan documents governing such indebtedness, to the extent necessary to guaranty as a primary obligor the portion of such indebtedness that is incurred in order to provide such financing, (ii) the Buyer will be permitted to pledge the Common Shares or other interests in ID&T Worldwide that the Buyer owns as security for such financing, (iii) SFX will be permitted to pledge any Indirect Interest with respect to SFX as security for such financing, and (iv) ID&T Worldwide shall (and, if applicable, shall cause any ID&T Worldwide Subsidiaries to) enter into such documentation and take such actions as are necessary to provide such guaranty.

(c)                                  If an SFX Funding Entity does not provide financing as contemplated by Section 2.3(b), then ID&T Worldwide is permitted to enter into Third-Party Financing Arrangements upon reasonable market terms, as approved by the ID&T Worldwide Board.

(d)                                 ID&T Worldwide, the Shareholders, and SFX shall (and, with respect to any SFX Financing Arrangement, SFX shall cause the SFX Funding Entity to) use commercially reasonable efforts to structure any Third-Party Financing Arrangement or SFX Financing Arrangement such that such financing arrangement allows for yearly cash distributions of the annual profits of ID&T Worldwide to the Shareholders.

(e)                                  Each Shareholder shall cause ID&T Worldwide to comply with, and shall take actions consistent with, this Section 2.3.

2.4                               ID&T Worldwide Directors.

(a)                                 Appointment. The Parties acknowledge that, at any given time:

(i)                                     SFX is entitled to appoint, by providing written notice thereof to ID&T Worldwide and the Shareholders, a number of individuals to serve as ID&T Worldwide Directors (each such ID&T Worldwide Director, as so appointed by SFX, an “SFX-Designated Director”) equal to the first whole number that is greater than one-half of the total number of directorship positions (including any vacancies) comprising the ID&T Worldwide Board at such time; and

(ii)                                  One of Us is entitled to appoint, by providing written notice thereof to ID&T Worldwide, the Shareholders (other than One of Us), and SFX, a number of individuals to serve as ID&T Worldwide Directors (each such ID&T Worldwide Director, as so appointed by One of Us, an “ID&T-Designated Director”) equal to the total number of directorship positions (including any vacancies) comprising the ID&T Worldwide Board at such time minus the number of ID&T Worldwide Directors that SFX is entitled to appoint at such time pursuant to Section 2.4(a)(i).

(iii)                               SFX hereby appoints Sillerman, Mitchell Slater, and Finkel as the initial SFX-Designated Directors. One of Us hereby appoints Duncan Stutterheim and Wouter Tavecchio as the initial ID&T-Designated Directors.

(b)                                 Vacancies.

(i)                                     If at any time there is a vacancy in the ID&T Worldwide Board resulting from the removal or resignation of an SFX-Designated Director, then, contemporaneously with or promptly after such removal or resignation, SFX shall appoint, by providing written notice thereof to ID&T Worldwide and the Shareholders, an individual to serve as a replacement ID&T Worldwide Director for such SFX-Designated Director for the remainder of such SFX-Designated Director’s term on the ID&T Worldwide Board.

(ii)                                  If at any time there is a vacancy in the ID&T Worldwide Board resulting from the removal or resignation of an ID&T-Designated Director, then, contemporaneously with or promptly after such removal or resignation, One of Us shall appoint, by providing written notice thereof to ID&T Worldwide, the Shareholders (other than One of Us), and SFX, an individual to serve as a replacement ID&T Worldwide Director for such ID&T-Designated Director for the remainder of such ID&T-Designated Director’s term on the ID&T Worldwide Board.

(iii)                               If at any time there are one or more vacancies in the ID&T Worldwide Board resulting from an increase in the aggregate number of directorship positions constituting the ID&T Worldwide Board, then, contemporaneously with or promptly after such increase, each of SFX and, if applicable, One of Us shall appoint, in accordance with Section 2.4(a), individuals to serve as ID&T Worldwide Directors.

(c)                                  Removal.

(i)                                     If SFX provides written notice to ID&T Worldwide and the Shareholders that any SFX-Designated Directors should be removed as ID&T Worldwide Directors, then each Shareholder shall, promptly thereafter, take such action (including (x) voting or causing to be voted all ID&T Worldwide Voting Stock owned or controlled by such Shareholder (whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) and (y) to the extent applicable, actions in such Shareholder’s capacity as a Director or officer of an Entity) as might be necessary to cause such SFX-Designated Directors to be so removed; except that this sentence will not require any Shareholder to convert, exchange, or exercise any Securities that are ultimately convertible into, exchangeable for, or exercisable for any Securities in ID&T Worldwide and will not require any Shareholder to exercise any right to acquire or dispose of Securities. Except as provided in this Section 2.4(c)(i), each Shareholder shall not take any action to cause, facilitate, or to vote in favor of the removal of any SFX-Designated Directors from the ID&T Worldwide Board.

(ii)                                  If One of Us provides written notice to ID&T Worldwide, the Shareholders (other than One of Us), and SFX that any ID&T-Designated Directors should be removed as ID&T Worldwide Directors, then each Shareholder shall, promptly thereafter, take such action (including (x) voting or causing to be voted all ID&T Worldwide Voting Stock owned or controlled by such Shareholder (whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) and (y) to the extent applicable, actions in such Shareholder’s capacity as a Director or officer of an Entity) as might be necessary to cause such ID&T-Designated Directors to be so removed; except that this sentence will not require any Shareholder to convert, exchange, or exercise any Securities that are ultimately convertible into, exchangeable for, or exercisable for any Securities in ID&T Worldwide and will not require any Shareholder to exercise any right to acquire or dispose of Securities. Except as provided in this Section 2.4(c)(ii), each Shareholder (other than One of Us) shall not take any action to cause, facilitate, or to vote in favor of the removal of any ID&T-Designated Directors from the ID&T Worldwide Board.

(d)                                 Voting of ID&T Worldwide Voting Stock. Each Shareholder shall from time to time take such action (including (x) voting or causing to be voted all ID&T Worldwide Voting Stock owned or controlled by such Shareholder (whether at a regular or special meeting of the Shareholders or by written consent in lieu of a meeting) and (y) to the extent applicable, actions in such Shareholder’s capacity as a Director or officer of an Entity) as might be necessary to cause the ID&T Worldwide Board at all times to be comprised as set forth in, and to otherwise implement, this Section 2.4; except that this sentence will not require any Shareholder to convert, exchange, or exercise any Securities that are ultimately convertible into, exchangeable for, or exercisable for any Securities in ID&T Worldwide and will not require any Shareholder to exercise any right to acquire or dispose of Securities.

(e)                                  Termination of Rights. The rights under this Section 2.4 of each of SFX and One of Us to designate any ID&T Worldwide Directors (and to designate any ID&T Worldwide Directors for removal), and the related obligations under this Section 2.4 of the Shareholders with respect thereto, will terminate (i) with respect to SFX, upon the occurrence of an event or the existence of a circumstance after which none of SFX and SFX’s Affiliates directly hold any ID&T Worldwide Voting Securities, and (ii) with respect to One of Us, upon the occurrence of an event or the existence of a circumstance after which none of One of Us and One of Us’s Affiliates directly hold any ID&T Worldwide Voting Securities.

2.5                               Action by the ID&T Worldwide Board.

(a)                                 Quorum. A Quorum will constitute a quorum for the purpose of transacting business and taking action at a Board Meeting.

(b)                                 Voting.

(i)                                     Each Director of ID&T Worldwide is entitled to one vote in respect of matters to be voted on by the ID&T Worldwide Board.

(ii)                                  If a Quorum is present (either in person or by proxy) at a Board Meeting called in accordance with the terms hereof, then, with respect to a given matter voted upon at such Board Meeting, the Requisite Director Vote with respect to such matter will be the act of the ID&T Worldwide Board.

2.6                               Meetings.

(a)                                 Regular Board Meetings. Unless otherwise determined by the ID&T Worldwide Board, the ID&T Worldwide Board is to hold an annual Board Meeting at such place as might be fixed by the ID&T Worldwide Board and at such time as the ID&T Worldwide Board determines. The ID&T Worldwide Board is to hold other regular Board Meetings on a quarterly basis and the ID&T Worldwide Board will set the date, time, and place of such other regular ID&T Worldwide Board Meetings at the annual Board Meeting that is closest in time prior to such other regular Board Meetings.

(b)                                 Special Board Meetings. Special Board Meetings are to be held whenever called by at least one SFX-Designated Director and at least one ID&T-Designated Director at such time and place as fixed by the Directors of ID&T Worldwide calling the meeting.

(c)                                  Notice. For a Board Meeting to be duly convened, notice of the time and place of a Board Meeting must be given at least two days prior to such Board Meeting pursuant to either oral or written notice to all of the ID&T Worldwide Directors (if such Board Meeting is to be held in person) or at least 24 hours prior to such Board Meeting pursuant to oral or written notice to all of the ID&T Worldwide Directors (if such Board Meeting is to be held by telephone communications, video conference, or similar communications equipment), or (in either case) upon such shorter notice as might be approved by at least one SFX-Designated Director and at least one ID&T-Designated Director. The business to be transacted at, or the purpose of, a Board Meeting need not be specified in the notice of such Board Meeting or waiver of notice thereof.

(d)                                 Waiver of Notice. Attendance of a Director at a Board Meeting will thereby constitute such Director’s waiver of notice of such Board Meeting, unless such Director attends such Board Meeting for the express purpose of objecting, and does so object at the beginning of such Board Meeting, to the transaction of any business at such Board Meeting on the ground that such Board Meeting was not duly called or convened. Any SFX-Designated Director can waive notice of any Board Meeting on behalf of any other SFX-Designated Director, and any ID&T-Designated Director can waive notice of any Board Meeting on behalf of any other ID&T-Designated Director.

(e)                                  Adjourned and Rescheduled Meetings. If a Quorum is not present at a duly called Board Meeting, then the Directors present at such Board Meeting are permitted to adjourn the Board Meeting from time to time until a Quorum is present. Directors not present at any Board Meeting that has been adjourned and rescheduled must be given notice of the rescheduled Board Meeting in accordance with Section 2.6(c) or waive such notice in accordance with Section 2.6(d).

(f)                                   Specifically Designated Responsibilities.

(i)                                     The SFX-Designated Directors will have, and may delegate in accordance with applicable Law, primary responsibility and oversight of the non-Event-related and non-Promotion aspects of ID&T Worldwide’s operations, which responsibility and oversight includes financial planning with respect to ID&T Worldwide’s operations and non-Event-related budgeting and oversight.

(ii)                                  (A) the ID&T-Designated Directors will collectively have exclusive responsibility and oversight of creative matters with respect to any ID&T Worldwide Entities’ Events, including responsibility for any ID&T Worldwide Entities’ Promotion of Events, and Brands, merchandise, and intellectual property relating to Events, and the sole right to approve or reject the Brands used with respect to the Promotion of such Events (and the manner in which such Brands are so used), the expenditures with respect to such Events and, and the location of such Events, (B) the ID&T-Designated Directors will have the exclusive right (which they may delegate in accordance with applicable Law) to hire and fire ID&T Design Employees whose responsibilities are primarily creative, subject to the Approval of the Board with respect to the compensation budget for such employee, except that the ID&T-Designated Directors are not permitted to and shall not hire, or shall promptly fire (subject to requirements of applicable Law), any such employee following written notice of any misconduct of such person that is reasonably unacceptable to ID&T Worldwide’s Lenders under Third-Party Financing Arrangements and (C) the ID&T-Designated Directors will collectively have exclusive responsibility and oversight of appointment of directors of ID&T Worldwide Subsidiaries dedicated to creative matters (including ID&T Design, ID&Q Licenties BV, ID&T Trademark BV, Q Dance Licenties BV and DTW Holding BV), except that, with respect to each such ID&T Worldwide Subsidiary, the SFX-Designated Directors will have the right to appoint one director to directly or indirectly serve as a director of such ID&T Worldwide Subsidiary; provided, that the foregoing clauses (A) through and (C) shall not be deemed to include exclusive responsibility or oversight of the sale of any assets. The articles of association of each ID&T Worldwide Subsidiary dedicated to creative matters will provide that Duncan Stutterheim and Wouter Tavecchio will be permitted to jointly sign and deliver any Contract on such ID&T Worldwide Subsidiary’s behalf, without the consent of the Board of such ID&T Worldwide Subsidiary, if the entry into such Contract is consistent with ID&T Worldwide’s budget as then in effect and such Contract (x) solely involves creative matters over which ID&T-Designated Directors have exclusive responsibility and oversight as described in clause (A) of this Section 2.6(f) or (y) requires the payment or the exchange of consideration thereunder of less than €75,000; provided that the Parties acknowledge that this provision is for the convenience of operations and it is understood that Duncan Stutterheim and Wouter Tavecchio shall make reasonable efforts to notify ID&T Worldwide’s Board in advance of entering into any such Contracts.

(iii)                               Pursuant to article 11.1 of the articles of association of ID&T Worldwide, the ID&T-Designated Directors and the SFX-Designated Directors resolve to grant the ID&T-Designated Directors the mandate to resolve, on behalf of the ID&T Worldwide Board, on the “Creative Matters” as defined in article 1 of the articles of association of ID&T Worldwide, in each case such resolutions taken by the ID&T-Designated Directors to be considered the act of the ID&T Worldwide Board. SFX shall cause each SFX-Designated Director to become a party hereto, in such SFX-Designated Director’s capacity as a Director of ID&T Worldwide, solely for purposes of this Section 2.6(f)(iii) and One of Us shall cause each ID&T-Designated Director to become a party hereto, in such ID&T-Designated Director’s capacity as a Director of ID&T Worldwide, solely for purposes of this Section 2.6(f)(iii).

(g)                                  Authority. SFX shall cause the SFX-Designated Directors to exercise their authority consistent and in compliance with this Agreement, including clause (f) of this Section 2.6. One of Us shall cause the ID&T-Designated Directors to exercise their authority consistent and in compliance with this Agreement, including clause (f) of this Section 2.6.

2.7                               Senior Management. The following persons shall initially be the senior management of ID&T Worldwide as Non-Designated Officers, and shall be subject to the direction of the ID&T Worldwide Board: Chris van Overbeeke, Marcel Elbertse, Fatih Kahyaoglu, Jeroen Jansen and Bas Meijer.

2.8                               Qualifications and Appointment.

(a)                                 An Officer need not be, but is permitted to be, a Shareholder or a Director. Any number of titles can be held by the same Officer.

(b)                                 Subject to Section 2.8(c) and (d), the Officers are to be appointed by Approval of the ID&T Worldwide Board.

(c)

(i)                                     SFX, and only SFX, is entitled to (subject to Section 2.8(c)(ii), in SFX’s sole discretion) and shall appoint a Co-CEO and the CFO (collectively, as so appointed, the “SFX-Designated Officers”). The initial SFX-Designated Officers are set forth in Exhibit H under the heading “SFX-Designated Officers” and are hereby deemed to be duly appointed.

(ii)                                  If Finkel (or any other Co-CEO-Operations) resigns from, is removed from, or otherwise no longer serves in his position as the Co-CEO-Operations, then SFX will be entitled to appoint a replacement Co-CEO-Operations, but only if One of Us consents to such appointment, which consent One of Us shall not unreasonably withhold, delay, or condition. For purposes of the immediately foregoing sentence, One of Us will be deemed to not be unreasonably withholding, delaying, or conditioning One of Us’s consent to SFX’s proposal to appoint an individual as the Co-CEO-Operations to replace

Finkel (or any other Co-CEO-Operations), in such capacity if: (A) such individual is an Affiliate of any Person that competes with One of Us’s business at the time of such proposal; (B) One of Us has had prior dealings with such individual that were unsatisfactory to One of Us, or (C) One of Us reasonably determines that such individual would, upon appointment as the Co-CEO-Operations, have a conflict of interest with respect to such individual’s responsibilities as the Co-CEO-Operations (including as a result of services that such individual has provided or at the time of such proposal is providing to SFX or a subsidiary of SFX). SFX’s right to appoint any Co-CEO-Operations other than Finkel is subject to this Section 2.8(c)(ii).

(d)

(i)                                     One of Us, and only One of Us, is entitled to (in One of Us’s sole discretion) and shall appoint a Co-CEO (the “Co-CEO-Creative”) and ID&T Worldwide’s Chief Creative Officer (as so appointed, collectively with the Co-CEO-Creative, the “ID&T-Designated Officers”). The initial ID&T-Designated Officers are set forth in Exhibit I under the heading “ID&T-Designated Officers” and are hereby deemed to be duly appointed.

(ii)                                  If any ID&T Designated Officer resigns from, is removed from, or otherwise no longer serves in his or her position as the Co-CEO-Creative or Chief Creative Officer, then One of Us will be entitled to appoint a replacement Co-CEO-Creative or Chief Creative Officer, as applicable, but only if SFX consents to such appointment, which consent SFX shall not withhold, delay, or condition, except where based on clear evidence of any of the following:  conflict of interest, inability to competently perform the functions of the office, criminal history, or public opprobrium.

2.9                               Authority and Responsibility of Officers.

(a)                                 Subject to Section 2.6(f) and Section 2.9(b):

(i)                                     each SFX-Designated Officer hereby has the authority and duties that are customarily associated with such SFX-Designated Officer’s title pursuant to applicable law, subject to any restriction (whether specific or general) that SFX has placed upon such SFX-Designated Officer;

(ii)                                  each ID&T-Designated Officer hereby has the authority and duties that are customarily associated with such ID&T-Designated Officer’s title pursuant to applicable law, subject to any restriction (whether specific or general) that One of Us has placed upon such ID&T-Designated Officer; and

(iii)                               each Non-Designated Officer hereby has the authority and duties that are customarily associated with such Non-Designated Officer’s title pursuant to applicable law, subject to any restriction (whether specific or general) that the ID&T Worldwide Board has placed upon such Officer and subject to any authority (whether specific or general) that the ID&T Worldwide Board has granted to such Officer.

(b)                                 No Officer has any authority to make any expenditure or take any action that is not within the scope of his or her authority.

(c)                                  Notwithstanding anything to the contrary herein, an Officer’s rights in his or her capacity as an Officer are subject to the other terms hereof, including those actions requiring the Approval of the Board.

2.10                        Removal, Resignation and Filling of Vacancy of Officers.

(a)                                 Any Officer is permitted to resign at any time by giving written notice to ID&T Worldwide, and such resignation will take effect on the date of the receipt of that notice or any later time specified in that notice. Unless otherwise specified in such a notice, the acceptance of such resignation will not be necessary to make it effective. Any such resignation will not in any way prejudice the rights, if any, of ID&T Worldwide or such Officer hereunder or otherwise.

(b)                                 A duly appointed Non-Designated Officer is to serve in the capacity delegated unless and until such delegation is revoked by the ID&T Worldwide Board or such Non-Designated Officer resigns. The ID&T Worldwide Board is permitted to remove any Non-Designated Officer, for any reason or for no reason, at any time.

(c)                                  A duly appointed SFX-Designated Officer is to serve in the capacity delegated unless and until such delegation is revoked by SFX in SFX’s sole and absolute discretion (with or without cause) or such SFX-Designated Officer resigns. SFX, and only SFX, is permitted to remove any SFX-Designated Officer, for any reason or for no reason, at any time; except that SFX is not entitled to remove or alter the duties, authority, or title of any SFX-Designated Officer without Board Approval if doing so could trigger, upon such action or with the lapse of time, an obligation of ID&T Worldwide to pay any amounts (other than severance payments or other benefits customarily associated with the removal for cause of an Officer in such SFX-Designated Officer’s position or with the removal of an at-will employee).

(d)                                 A duly appointed ID&T-Designated Officer is to serve in the capacity delegated unless and until such delegation is revoked by One of Us in One of Us’s sole and absolute discretion (with or without cause) or such ID&T-Designated Officer resigns. One of Us, and only One of Us, is permitted to remove any ID&T-Designated Officer, for any reason or for no reason, at any time; except that One of Us is not entitled to remove or alter the duties, authority, or title of any ID&T-Designated Officer without Board Approval if doing so could trigger, upon such action or with the lapse of time, an obligation of ID&T Worldwide to pay any amounts (other than severance payments or other benefits customarily associated with the removal for cause of an Officer in such ID&T-Designated Officer’s position or with the removal of an at-will employee).

(e)                                  A vacancy in office because of death, resignation, removal or otherwise is to be filled in the manner prescribed herein for regular appointments to that office.

2.11                        Compensation of Officers. The Officers will be entitled to receive compensation from ID&T Worldwide as Approved by the Board.

2.12                        Distributions.  Unless otherwise approved by the affirmative vote or consent of all Directors of ID&T Worldwide, the annual profits as reported in ID&T Worldwide’s consolidated financial statements for the year as Approved by the Board will be distributed in cash to the Shareholders, taking into account appropriate reserves as unanimously determined by the Board, as well as the budget for ID&T Worldwide’s consolidated gross annual spending for a specified Fiscal Year as Approved by the Board and ID&T Worldwide’s contractual obligations (including covenant compliance under debt facilities).

2.13                        Name.  ID&T Worldwide and its Subsidiaries may bear the name “SFX” in conjunction with the name “ID&T”, but all business will be conducted under an ID&T trade name without reference to “SFX”.

2.14                        SFX-Organized Events. If SFX or a Subsidiary of SFX (other than any ID&T Worldwide Entity or any NAJV Entity) Promotes an Event or enters into a promotional or sponsorship arrangement and an ID&T Worldwide Entity provides signage or other services in connection with such Event or arrangement, then SFX shall provide ID&T Worldwide with a methodology for calculating the amount of income that SFX or such Subsidiary received in respect of such Event or arrangement that should be allocated to such ID&T Worldwide Entity. If ID&T Worldwide disputes any such methodology, then ID&T Worldwide is permitted to refer the matter for resolution pursuant to Section 7.6.

2.15                        Action by the ID&T Worldwide Shareholders.

(a)                                 Quorum. A Shareholder Quorum will constitute a quorum for the purpose of transacting business and taking action at a general meeting of shareholders of ID&T Worldwide.

(b)                                 Voting.

(i)                                     Each Shareholder of ID&T Worldwide is entitled to one vote in respect of each Common Share held by such Shareholder in respect of matters to be voted on by the ID&T Worldwide Board.

(ii)                                  If a Shareholder Quorum is present (either in person or by proxy) at a general meeting of shareholders called in accordance with the terms of the governing documents of ID&T Worldwide, then, with respect to a given matter voted upon at such meeting, the vote of ID&T Worldwide shareholders holding a majority of the Common Shares present and voting with respect to such matter will be the act of the ID&T Worldwide shareholders.

2.16                        Budget. The Company will be managed within overall budget guidelines that are established annually as Approved by the Board. If the Board is unable to Approve a budget in respect of a fiscal year and until such time as such budget has been Approved, the Company shall operate on the basis of the prior fiscal year’s gross budget. If the Board is unable to Approve an allocation of the Company’s gross budget in respect of a fiscal year, then the Company shall operate on the basis of the prior fiscal year’s budget, taking into account proportional changes in each line item therein to account for the approved change in the gross budget. Nothing in this Section 2.16 will limit the ability of the Company’s budget to be Approved as a Simple-majority Matter or otherwise limit those Company actions that can be Approved as a Simple-majority Matter.

ARTICLE 3
TRANSFER OF COMMON SHARES

3.1                               Restriction on Transfers.  Except as otherwise permitted pursuant to this Article 3 or Section 2.3(b) or as contemplated by any of Articles 4 and 5, and except for any Transfers by One of Us of SFX’s common stock, par value $0.001 per share, that are permitted under the SFX Stockholder Agreement, (a) each Shareholder shall not Merge with any Person (or enter into any Contract that contemplates any such transaction) and shall not directly or indirectly (including through the Transfer of Securities in one or more direct or indirect Subsidiaries of such Shareholder) Transfer any Common Shares that such Shareholder holds (or enter into any Contract that contemplates any such transaction), and (b) each ID&T Shareholder and each Ultimate Shareholder shall not Merge with any Person (or enter into any Contract that contemplates any such transaction) and shall not directly or indirectly Transfer, and shall not cause or permit the Transfer of (whether through the Transfer of Securities in an Intermediate Entity or otherwise), any Securities that represent a direct or indirect interest in ID&T Worldwide (or enter into any Contract that contemplates any such transaction). Each Person that is or becomes a Shareholder, an ID&T Shareholder, or an Ultimate Shareholder will continue to be bound by this Article 3 with respect to and for so long as such Shareholder, ID&T Shareholder, or Ultimate Shareholder holds any Common Shares directly or indirectly. Any Transfer (of Common Shares or otherwise) other than in accordance with this Article 3 shall be considered invalid and the Parties involved in such Transfer shall reverse all actions taken in respect of such Transfer (and, in the case of any such purported Transfer of Common Shares, ID&T Worldwide shall not record any such Transfer upon its books).  The Shareholders shall, with regard to the approval procedure set out in clause 9B of the articles of association of ID&T Worldwide, vote in accordance with the provisions of this Article 3.

3.2                               Permitted Transfers. Subject to Section 3.3, the following Transfers are permitted (any such Transfer that is not prohibited pursuant to Section 3.3, a “Permitted Transfer”):

(a)                                 the Transfer by a Shareholder, ID&T Shareholder, or Ultimate Shareholder of any Common Shares directly or indirectly held by such Person to any of the following Persons: (i) any Person that, at the time of such Transfer, is an Affiliate of such Person, and (ii) any other Shareholder, ID&T Shareholder or, Ultimate Shareholder;

(b)                                 the pledge by a Shareholder of any Common Shares to a lender in connection with a financing for the benefit of such Shareholder or such Shareholder’s Affiliates; but only if the pledge agreement or other Contract governing such pledge provides that, if any Person forecloses upon such Common Shares in respect of such pledge, then that Person will be entitled only to an economic interest in such Common Shares (and not any voting or control rights with respect to such Common Shares);

(c)                                  (i) the Merger of any SFX Entities, (ii) the Transfer of all (but not less than all) of the Common Shares that an SFX Entity directly or indirectly holds, and (iii) the Transfer by any of the SFX Entities of any Securities in an Intermediate Entity with respect to such SFX Entity, in each case (A) as part of a corporate reorganization of any of the SFX Entities (other than the ID&T Worldwide Entities or the NAJV Entities) where the ultimate holders of beneficial interests in such Securities or of such SFX Entities are the same both immediately prior to and immediately following such reorganization, (B) in connection with the sale of all or substantially all of the assets of the SFX Entities (other than the ID&T Worldwide Entities or the NAJV Entities) or (C) in connection with (I) the Merger of SFX, (II) the acquisition of a controlling interest in SFX, or (III) or one or a series of related transactions after which none of the SFX Entities (individually or collectively with other SFX Entities) owns a controlling interest in the Entity that ultimately owns SFX’s business after such transaction or transactions;

(d)                                 the Merger of SFX with another Person; or

(e)                                  the Transfer by an Ultimate Shareholder or by any Intermediate Entity of any Securities in an Intermediate Entity with respect to such Person if, upon such Transfer, the transferee (i) is a wholly owned Subsidiary of such Ultimate Shareholder and (ii) agrees to be bound hereby to the same extent as such Ultimate Shareholder (in such Ultimate Shareholder’s capacity as an indirect holder of Common Shares), including under Articles 3 and 6.

3.3                               Prohibited Transfers. Unless the ID&T Worldwide Board reasonably determines otherwise, any Transfer of Securities that is otherwise permitted hereunder will not be permitted hereunder and will be void if:

(a)                                 such Transfer requires the registration of any Securities pursuant to any applicable securities Laws;

(b)                                 such Transfer results in a violation of applicable Law;

(c)                                  such Transfer is made to any Person that lacks the legal right, power, or capacity to own such Securities; or

(d)                                 ID&T Worldwide does not receive a Joinder Agreement signed by the transferee with respect to such Transfer.

3.4                               Representation regarding Ownership of ID&T Entities.

(a)                                 One of Us represents to the SFX Parties as follows:

(i)                                     attached as Schedule 3.4(a)(i) is a complete and accurate list of (A) the amount and type of One of Us’s authorized Equity Interests and (B) the amount, type, and owner of the issued and outstanding shares, units, or other denomination of such Equity Interests (the “Issued ID&T Equity Interests”);

(ii)                                  other than the Issued ID&T Equity Interests, (A) there are no Equity Interests in One of Us issued or outstanding, (B) there are no Securities that are convertible into, exchangeable for, or exercisable for any Equity Interests in One of Us, and (C) there are no Contract rights that entitle any Person to directly or indirectly acquire any Equity Interests in One of Us.

(b)                                 Each ID&T Shareholder represents to the SFX Parties that such ID&T Shareholder owns all of the Issued ID&T Equity Interests set forth in Schedule 3.4(a)(i) as being owned by such ID&T Shareholder, free and clear of all Liens, and that such ID&T Shareholder (i) does not directly or indirectly own any Securities that are convertible into, exchangeable for, or exercisable for any Equity Interests in One of Us and (ii) does not have any Contract rights that entitle such ID&T Shareholder to directly or indirectly acquire any Equity Interests in One of Us.

(c)                                  Each ID&T Shareholder represents to the SFX Parties as follows:

(i)                                     attached as Schedule 3.4(c)(i) is a complete and accurate list of (A) the amount and type of such ID&T Shareholder’s authorized Equity Interests and (B) the amount, type, and owner of the issued and outstanding shares, units, or other denomination of such Equity Interests (with respect to such ID&T Shareholder, such ID&T Shareholder’s “Issued ID&T Shareholder Equity Interests”);

(ii)                                  other than such ID&T Shareholder’s Issued ID&T Shareholder Equity Interests, (A) there are no Equity Interests in such ID&T Shareholder issued or outstanding, (B) there are no Securities that are convertible into, exchangeable for, or exercisable for any Equity Interests in such ID&T Shareholder, and (C) there are no Contract rights that entitle any Person to directly or indirectly acquire any Equity Interests in such ID&T Shareholder.

(d)                                 Each Ultimate ID&T Shareholder represents to the SFX Parties that such Ultimate ID&T Shareholder owns all of the Issued ID&T Shareholder Equity Interests set forth in Schedule 3.4(c)(i) as being owned by such Ultimate ID&T Shareholder, free and clear of all Liens, and that such Ultimate ID&T Shareholder (i) does not directly or indirectly own any Securities that are convertible into, exchangeable for, or exercisable for any Equity Interests in any of One of Us or any ID&T Shareholder and (ii) does not have any Contract rights that entitle such Ultimate ID&T Shareholder to directly or indirectly acquire any Equity Interests in any of One of Us or any ID&T Shareholder.

(e)                                  Each ID&T Party that is an Entity shall not issue any Securities without the prior written consent of SFX.

ARTICLE 4
RIGHT OF FIRST REFUSAL

4.1                               Right to Sell to Proposed Purchaser. Each Initial Shareholder Group Member is permitted to sell and transfer to a Proposed Purchaser in accordance with this Article 4 any Common Shares that such Initial Shareholder Group Member holds; but only if such sale and transfer, together with the sale and transfer of Common Shares to such Proposed Purchaser (or to such Proposed Purchaser’s Affiliates) by other Initial Shareholder Group Members with respect to such Initial Shareholder Group Member, is a sale and transfer (in a single or series of related transactions) to such Proposed Purchaser of at least 50% of the Common Shares that are held at such time, in the aggregate, by such Initial Shareholder Group Member and all Initial Shareholder Group Members with respect to such Initial Shareholder Group Member.

4.2                               ROFR Notice.

(a)                                 Before any Initial Shareholder Group Members (each, in such capacity, a “Selling Shareholder”) is entitled to sell and transfer (any such sale and transfer, a “Proposed Sale”) any Common Shares (other than a sale and transfer that is a Permitted Transfer) to any Person (any such Person, a “Proposed Purchaser”) in accordance with Section 4.1, such Selling Shareholder must first comply with this Article 4 and must deliver a written notice (a “ROFR Notice”) to One of Us (or to an Affiliate of One of Us, as designated by One of Us) or the Buyer (or to an Affiliate of the Buyer, as designated by the Buyer), as applicable (each, in such capacity, a “ROFR Shareholder”), which ROFR Notice must:

(i)                                     state (A) that such Selling Shareholder is complying with its obligations pursuant to this Article 4, (B) the identity of the Proposed Purchaser (including the name and address of such Proposed Purchaser), (C) the number of Common Shares subject to such Proposed Sale (the “ROFR Common Shares”), (D) the price per ROFR Common Share (the “ROFR Price”), and (E) other material terms to which the Proposed Sale is subject, and

(ii)                                  offer to sell and transfer such ROFR Common Shares at the ROFR Price to the ROFR Shareholder in accordance with this Article 4.

(b)                                 In order to validly provide a ROFR Notice, such Selling Shareholder must either (i) have received a firm written offer at the ROFR Price from the Proposed Purchaser with respect to the Proposed Sale and in good faith believe that a binding agreement for the Proposed Sale will be entered into by the Proposed Purchaser on the terms set forth in the ROFR Notice (in which case the Selling Shareholder shall so certify in the ROFR Notice) or (ii) have entered into a definitive written agreement with the Proposed Purchaser on the terms set forth in the ROFR Notice that is subject to the satisfaction or waiver of the rights, requirements, and procedures set forth in this Article 4 (in which case such the Selling Shareholder shall so certify in the ROFR Notice).

(c)                                  The Selling Shareholder’s provision of a ROFR Notice in accordance with this Section 4.2 will constitute an irrevocable offer by such Selling Shareholder for 45 days following receipt thereof to sell and transfer the ROFR Common Shares at the ROFR Price to the ROFR Shareholder on the terms stated in the ROFR Notice.

4.3                               ROFR Elections. On or prior to 5 p.m. New York time on the date that is 45 days after the date on which the Selling Shareholder has delivered the last ROFR Notice that the

Selling Shareholder is required to deliver pursuant to Section 4.2 (such 45-day period, the “ROFR Response Period”; such time, the “ROFR Election Deadline”), the ROFR Shareholder is permitted, by delivering on or prior to the ROFR Election Deadline, written notice to the Selling Shareholder to elect to acquire all of the ROFR Common Shares at a price per ROFR Common Share equal to the ROFR Price (the ROFR Common Shares that the ROFR Shareholder has indicated in such written notice that the ROFR Shareholder elects to purchase, the “Requested ROFR Common Shares”).

4.4                               Right to Sell to Proposed Purchaser. If, as of the ROFR Election Deadline, the ROFR Shareholder has not elected to purchase and accept the transfer of the ROFR Common Shares (or if the ROFR Shareholder provides Notice to the Selling Shareholder that the ROFR Shareholder elects not to purchase and accept the transfer of the ROFR Common Shares), then the Selling Shareholder is permitted to sell and transfer the ROFR Common Shares to the Proposed Purchaser (any such sale and transfer, a “Third-Party Sale”) at a price per ROFR Common Share equal to or more than the ROFR Price and upon materially the same terms as are set forth in the ROFR Notice; but only if (i) such Third-Party Sale is consummated on or prior to the date that is 45 days after the date on which the ROFR Notice is delivered to the ROFR Shareholder, (ii) such Third-Party Sale is made in accordance the terms hereof, (iii) such Third-Party Sale is effected in accordance with applicable securities Laws, and (iv) simultaneously with or prior to such Third-Party Sale, the Proposed Purchaser executes and delivers to ID&T Worldwide a Joinder Agreement, effective as of the consummation of such Third-Party Sale. If any such Common Shares are not so sold to the Proposed Purchaser within the 45-day period referred to in the immediately foregoing clause (i) and as otherwise set forth in the ROFR Notice, then, thereafter, before the Selling Shareholder sells such Common Shares or any other Common Shares (other than a sale that is a Permitted Transfer), the Selling Shareholder must give a new ROFR Notice pursuant to this Article 4.

4.5                               Sale to ROFR Shareholder. The Selling Shareholder and the ROFR Shareholder shall cause the closing of the sale, purchase and transfer of the ROFR Common Shares to the ROFR Shareholder (a “ROFR Closing”) must take place on the date that is 45 days after the last day of the ROFR Response Period (or such earlier date as is mutually agreed by the Selling Shareholder and the ROFR Shareholder); except that (unless mutually agreed by the Selling Shareholder and the ROFR Shareholder) such ROFR Closing shall be delayed until such date that is not earlier than two Business Days after receipt by the ROFR Shareholder of all approvals required from, and the expiration of any waiting or notification periods imposed by, any Governmental Authority in connection with such purchase, sale and transfer, but in any event neither the ROFR Shareholder nor the Selling Shareholder will be obligated to consummate such ROFR Closing if such delay extends for more than 90 days after the expiration of such 45-day period and, thereafter, the Selling Shareholder is permitted to sell to the applicable Proposed Purchaser at a price per ROFR Common Share equal to or more than the ROFR Price and upon materially the same terms as are set forth in the ROFR Notice and subject to the provisions of Section 4.4 (determined as if the expiration of the 90-day period referenced in this Section 4.5 were the date on which the ROFR Notice was delivered to the ROFR Shareholder for such purpose and as if the ROFR Shareholder had provided Notice to the Selling Shareholder that the ROFR Shareholder elects not to purchase such ROFR Common Shares). In connection with such ROFR Closing, (a) the Selling Shareholder shall represent and warrant to the ROFR Shareholder that the ROFR Shareholder is receiving good and marketable legal and beneficial title to the

ROFR Common Shares that the ROFR Shareholder is purchasing, free and clear of any liens, pledges, claims, security interests, encumbrances, and similar interests of any kind (other than restrictions imposed by Law), and (b) the ROFR Shareholder shall procure that an amount equal to the ROFR Price multiplied by the number of ROFR Common Shares that the ROFR Shareholder is purchasing at the ROFR Closing will have been paid in cash, in immediately available funds and with value on the ROFR Closing, by or on behalf of the ROFR Shareholder by wire transfer to the Notary Account under the reference “Purchase Price ROFR Shares Project Apple” by no later than 10h00 on the date of the ROFR Closing. The Parties acknowledge that the Notary will hold such amount in the Notary Account for the benefit and at the instruction of the ROFR Shareholder until a deed of transfer with respect to the transfer of such ROFR Common Shares in the form attached hereto as Schedule 4.5, has been executed by the Selling Shareholder and the ROFR Shareholder.

4.6                               Termination of ROFR. All of One of Us’s rights and benefits under this Article 4 as a Selling Shareholder will not apply after, and will terminate immediately on, March 20, 2016; except that the Initial Shareholders will be and remain liable for any breach of their respective obligations under this Article 4 prior to such date. All rights and benefits under this Article 4 of the Buyer as a Selling Shareholder will not terminate.

ARTICLE 5
ONE OF US PUT OPTION

5.1                               Put Right. On and after the Put Option Exercise Date, subject to the other provisions of this Article 5, One of Us will have the right (the “Put Right”) to elect to sell and to agree to transfer (and to elect on behalf of ID&T International for ID&T International to sell and to agree to transfer) to the Buyer, and, conditioned upon such election, the Buyer shall purchase and accept the transfer, in each case in accordance with and subject to this Article 5, for an aggregate amount equal to the Put Price all (but not less than all) of the Put Option Shares at such time. If a Put Option SFX Ownership Trigger Event occurs, then the Buyer shall provide notice thereof to One of Us promptly after becoming aware thereof.

5.2                               Procedures for Exercise.

(a)                                 Subject to Section 5.1, in order for One of Us to validly exercise the Put Right, (i) One of Us must deliver to the Buyer a written notice of such exercise (the “Put Option Exercise Notice”) on or after the Put Option Exercise Date and (ii) One of Us must be able to transfer, or cause the transfer of, the Put Option Shares to the Buyer, free and clear of all Liens, as of the date on which One of Us delivers the Put Option Exercise Notice (and must represent in the Put Option Exercise Notice that One of Us is able to do so).

(b)                                 The Parties acknowledge that One of Us’s delivery of the Put Option Exercise Notice in accordance with this Article 5 will hereby create a binding obligation on the Buyer to purchase and transfer the Put Option Shares and a binding obligation on One of Us and ID&T International to sell and to accept to transfer, and on the ID&T Parties to cause the sale of, the Put Option Shares to the Buyer, in each case in accordance with and subject to this Article 5.

5.3                               Put Option Purchase Agreement.

(a)                                 If One of Us has delivered the Put Option Exercise Notice in accordance with Sections 5.1 and 5.2(a), then One of Us, ID&T International, and the Buyer shall take all reasonable actions that are necessary to enter into the Put Option Purchase Agreement and to cause the Put Option Closing to occur as soon as reasonably practicable after the Put Right is validly exercised.

(b)                                 Prior to or contemporaneously with the occurrence of the Put Option Closing, the Buyer, One of Us, and ID&T International shall enter into a purchase agreement (the “Put Option Purchase Agreement”) containing the following terms:

(i)                                     One of Us will represent and warrant to the Buyer as of the Put Option Closing that (A) One of Us has full right, title, and interest in and to the Put Option Common Shares, (B) One of Us has all the necessary power and authority and has taken all necessary action required to sell and transfer the Put Option Common Shares as contemplated by this Article 5, and (C) the Put Option Common Shares are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement;

(ii)                                  ID&T International will represent and warrant to the Buyer as of the Put Option Closing that (A) ID&T International has full right, title, and interest in and to the Put Option NAJV Membership Interests, (B) ID&T International has all the necessary power and authority and has taken all necessary action required to sell and transfer the Put Option NAJV Membership Interests as contemplated by this Article 5, and (C) the Put Option NAJV Membership Interests are free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement;

(iii)                               One of Us will agree to deliver to the Buyer at the Put Option Closing the original shareholders’ register of One of Us;

(iv)                              One of Us and ID&T International will agree to deliver to the Buyer and ID&T Worldwide at the Put Option Closing (A) a resignation letter from each individual that has been designated by One of Us to serve as (and that is then serving as) a Director on the Board of any ID&T Worldwide Entities, pursuant to which such individual tenders to each such ID&T Worldwide Entity, as applicable, his or her resignation as a Director of such ID&T Worldwide Entity, effective as of the Put Option Closing, and (B) to the extent requested by the Buyer, a resignation letter from each individual that is then serving as a Director on the Board of any NAJV Entities, pursuant to which such individual tenders to each NAJV Entity, as applicable, his or her resignation as a Director of ID&T International or such NAJV Entity, as applicable, effective as of the Put Option Closing;

(v)                                 the Buyer or SFX will agree to deliver the Put Price to One of Us (or at One of Us’s direction) at the Put Option Closing; and

(vi)                              such other terms as the parties to the Put Option Purchase Agreement agree.

5.4                               Put Option Designated Brand.

(a)                                 If (x) the Buyer, One of Us, and ID&T International have entered into the Put Option Purchase Agreement in accordance with Section 5.3(b), all conditions to the Put Option Closing set forth in the Put Option Purchase Agreement have been satisfied other than the Buyer or SFX paying (or causing to be paid) the Put Price and other than those conditions that have not been satisfied as a result of a breach by the Buyer or SFX, and the Put Option Closing has not occurred on or prior to the Put Option Outside Date and (y) no later than 5 p.m. New York time on the date that is 30 days after the Put Option Outside Date, One of Us has provided written notice (the “Put Option Brand Designation Notice”) to the Buyer that One of Us is electing to designate a Put Option Designated Brand, then the Buyer will be permitted to designate, by delivering written notice thereof to One of Us no later than 5 p.m. New York time on the date (the “Excluded ID&T Worldwide Brand Deadline”) that is 15 days after the date on which the Buyer receives the Put Option Brand Designation Notice, one (and only one) ID&T Worldwide Brand to be the “Excluded ID&T Worldwide Brand.”

(b)                                 If (and only if) prior to the Put Option Brand Designation Deadline One of Us provides written notice to the Buyer designating one and only one ID&T Worldwide Brand (other than the Excluded ID&T Worldwide Brand, if applicable) that One of Us desires to be transferred to One of Us (the ID&T Worldwide Brand so designated by the One of Us, the “Put Option Designated Brand”), then:

(i)                                     SFX and One of Us shall engage the Neutral Accountant to appraise the value to SFX of the Put Option Designated Brand, taking into account the termination of non-competition obligations as contemplated by Section 5.4(b)(iii) and to provide a valuation report with respect thereto (the “Put Option Designated Brand Valuation Report”);

(ii)                                  promptly after the Neutral Accountant provides SFX and One of Us with the Put Option Designated Brand Valuation Report, SFX, the Buyer, and One of Us shall cause the applicable ID&T Worldwide Entity or ID&T Worldwide Entities to transfer to One of Us such ID&T Worldwide Entity’s or ID&T Worldwide Entities’, as applicable, ownership of or, if applicable, license rights to (or, if applicable, both) the Put Option Designated Brand (in exchange for the reduction of the Put Price by the Put Option Designated Brand Value) pursuant to a purchase agreement (a “Put Option Designated Brand Purchase Agreement”) between SFX, the Buyer, One of Us, and the applicable ID&T Worldwide Entity or ID&T Worldwide Entities that:

(A)                               provides that each ID&T Worldwide Entity will be permitted to fulfill any obligation that such ID&T Worldwide Entity has under any Contract with respect to the Put Option Designated Brand,

(B)                               provides that the economic benefit to any ID&T Worldwide Entity with respect to the Put Option Designated Brand under any Contract will be transferred, as of the Put Option Designated Brand Closing, to One of Us,

(C)                               provides that the Put Price will be thereby reduced by an amount equal to the Put Option Designated Brand Value, and

(D)                               contains such other terms as SFX, the Buyer, and One of Us mutually agree;

(iii)                               upon the occurrence of the Put Option Designated Brand Closing, the non-competition obligations of the Key Employees, the ID&T Design Employees, the ID&T Parties (including Duncan Stutterheim and Wouter Tavecchio), and the SFX Entities (to the extent such obligations were otherwise placed upon an SFX Entity) hereunder, under the SPA, under the SFX Stockholder Agreement, and under any other Contract to which any such Person and any ID&T Worldwide Entity at such time are a party will be hereby terminated; and

(iv)                              upon the occurrence of the Put Option Designated Brand Closing, the Put Price (and the portion of the Put Price allocable to the Put Option Common Shares) will thereby be reduced by an amount equal to the Put Option Designated Brand Value.

5.5                               Delegation of Put Right Obligations. Prior to the Put Option Closing, the Buyer is permitted to designate one or more Persons that are Affiliates of the Buyer or that are Affiliates of SFX to purchase and accept the transfer of any of the Put Option Shares in accordance with this Article 5 (and to assign any corresponding rights hereunder) and, if the Buyer elects to do so, then the Buyer shall provide written notice thereof to One of Us. The Parties hereby consent to any such delegation and assignment; except that the foregoing set forth in this Section 5.5 will not relieve SFX and the Buyer of their respective obligations under this Article 5.

5.6                               Rights Specific to One of Us.  The rights of One of Us and ID&T International under this Article 5 are specific to each such Party and are not transferable to any Person. No ID&T Party, other than One of Us and ID&T International, is entitled to enforce any of the rights of any of One of Us and ID&T International under this Article 5, other than with respect to the termination, if any, of such ID&T Party’s non-competition obligations pursuant to Section 5.4(b)(iii).

ARTICLE 6
NON-SOLICITATION, NON-COMPETITION, CONFIDENTIALITY, NON-DISPARAGEMENT

6.1                               Non-solicitation.

(a)                                 Each SFX Party, during the Restricted Period with respect to such SFX Party, shall not (and shall cause such SFX Party’s Affiliates (other than any such Affiliate that is an ID&T Worldwide Entity and other than any such Affiliate that is an NAJV Entity) to not), directly or indirectly: (i) intentionally interfere with the relationship between any of the ID&T Worldwide Entities, on the one hand, and any Person that is at any time during such Restricted Period a Key ID&T Worldwide Entity Contact, on the other hand; (ii) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) any Person that is at any time during such Restricted Period an employee of any ID&T Worldwide Entity, except for those employees whose employment has been previously terminated by such ID&T Worldwide Entity and except for general solicitations for employment that are not targeted at any such employees; or (iii) take any action that is intended to divert from any ID&T Worldwide Entity any business opportunity that is within the scope of the business as then conducted by any ID&T Worldwide Entity.

(b)                                 Each Restricted Party, during the Restricted Period with respect to such Restricted Party, shall not (and shall cause such Restricted Party’s Affiliates (other than any such Affiliate that is an ID&T Worldwide Entity and other than any such Affiliate that is an NAJV Entity) to not), directly or indirectly: (i) intentionally interfere with the relationship between any of the SFX Entities, on the one hand, and any Person that is at any time during such Restricted Period a Key SFX Entity Contact, on the other hand; (ii) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) any Person that is at any time during such Restricted Period an employee of any SFX Entity, except for those employees whose employment has been previously terminated by such SFX Entity and except for general solicitations for employment that are not targeted at any such employees; or (iii) take any action that is intended to divert from any SFX Entity any business opportunity that is within the scope of the business as then conducted by any SFX Entity.

6.2                               Non-competition. Subject to Section 5.4(b)(iii), each Party (other than ID&T Worldwide), during the Restricted Period with respect to such Party, shall not (and shall cause such Party’s Affiliates (other than any such Affiliate that is an ID&T Worldwide Entity and other than any such Affiliate that is an NAJV Entity) to not), directly or indirectly (whether as principal, agent, officer, Director, partner, employee, independent contractor, equityholder, licensor, or otherwise, and whether separately or in concert with one or more other Persons), engage, participate, assist in, manage, or provide any services as a consultant or in any other capacity to, any Person or business that is or that was formed with a purpose of becoming or engaging in a Competing Business.

6.3                               Confidentiality.

(a)                                 Confidentiality Obligations. Subject to Section 6.3(b), each ID&T Party shall not directly or indirectly (including through one or more Entities) use and shall not directly or indirectly (including through one or more Entities) disclose (whether orally or in writing) to any other Person any Confidential Information. Each ID&T Party acknowledges that the unauthorized use or disclosure of Confidential Information could destroy the value thereof and cause irreparable harm to any SFX Entities. Each ID&T Party shall use, and shall cause such ID&T Party’s Affiliates to use, at least the same level of care and protection of Confidential Information as such ID&T Party uses to prevent unauthorized use and unauthorized disclosure (whether orally or in writing) of such ID&T Party’s own confidential information (but in no event less than a reasonable standard of care).

(b)                                 Certain Limitations on Confidentiality Obligations.

(i)                                     Disclosure Required by Law, Etc. Each ID&T Party is permitted to disclose Confidential Information to the extent required by Law (as determined by such ID&T Party’s outside legal counsel), but only if the ID&T Party promptly notifies SFX of the specifics of such requirement, if permitted by Law, uses commercially reasonable efforts to limit such disclosure and to obtain confidential treatment or a protective order for such information, and, if permitted by Law, allows SFX and SFX’s Subsidiaries to participate in such process undertaken to protect such information. Each Party shall reasonably cooperate with the other Parties in connection with such process to protect such information. In the absence of a protective order or other appropriate remedy, each ID&T Party is permitted to disclose only that portion of such Confidential Information that is legally required (as determined by such ID&T Party’s outside legal counsel) to be disclosed.

(ii)                                  Other Exceptions. The restrictions on use and disclosure of Confidential Information set forth in Section 6.3(a) will not apply to information that:

(A)                               was generally available to the public at the time of its communication to such ID&T Party; or

(B)                               becomes generally available to the public, through no breach by such ID&T Party or such ID&T Party’s Affiliates or Representatives of any contractual or other obligation of confidentiality applicable to such Person in respect thereof (including this Section 6.3), after the communication of such Confidential Information to such ID&T Party.

(c)                                  Term. The obligations on an ID&T Party provided for in Section 6.3(a) expire on the date that is the later of (i) the five-year anniversary of the Effective Date and (ii) the day after the last day of the Restricted Period with respect to such ID&T Party; except that the obligations provided for in Section 6.3(a) will survive forever with respect to any Confidential Information that is a Trade Secret.

6.4                               Non-Disparagement. Each Party shall not and shall use such Party’s commercially reasonable efforts to cause such Party’s Affiliates to not (whether directly or indirectly, whether separately or in concert with one or more other Persons, and whether in writing or orally) defame or disparage any ID&T Worldwide Entity, any employee, officer, Director, or other key personnel of any ID&T Worldwide Entity, or any products or services provided by any ID&T Worldwide Entity; except that the restrictions set forth in this Section 6.4 will not prevent any Party from exercising (or from causing or permitting such Party’s Affiliates to exercise) any rights of such Party (or such Affiliate) under any Contract (including this Agreement), or to bring a Suit for such Party failing to receive performance of any such rights.

ARTICLE 7
MISCELLANEOUS

7.1                               Notices.

(a)                                 To be valid for purposes hereof, any notice, request, demand, waiver, consent, approval, or other communication (any of the foregoing, a “Notice”) that is given pursuant hereto:

(i)                                     must be in writing and will be deemed given only as follows: (1) on the date established by the sender as having been delivered personally; (2) on the date delivered to the recipient Party by a private, internationally recognized, overnight courier as established by the sender by evidence obtained from the courier; (3) if sent by facsimile to the recipient Party, then upon confirmation of transmission thereof and (A) if such transmission is received during normal business hours of the recipient, then on the date of such transmission as indicated in such confirmation, and (B) if such transmission is not received during normal business hours of the recipient, then on the next Business Day after the date of such transmission as indicated in such confirmation; (4) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid or (5) if delivered by email of a Notice in portable document format (.pdf), or other email attachment format, as an attachment to an email addressed to a recipient Party, then at the time at which the confirmation of receipt is generated by the recipient Party opening the email message (and creating a record of receipt of the transmission) or receipt of such email message is otherwise acknowledged by the recipient Party; and

(ii)                                  if sent to ID&T Worldwide, then to the following address, facsimile, or email, as applicable:

ID&T NewHolding B.V.

De Entree 300

1101 EE AMSTERDAM

Attention:  Chris van Overbeeke

Facsimile: +31 (0)20 - 851 06 99

Email: chriso@id-t.com

with a required copy (the delivery of which will not constitute notice to ID&T Worldwide) to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attention: Aron Izower, Esq.

Facsimile: (212) 521-5450

Email: aizower@reedsmith.com

(iii)                               if sent to a Shareholder, then to the Shareholder’s address, facsimile, or email, as applicable, as set forth on Exhibit A, and to ID&T Worldwide as provided above, and

(iv)                              if sent to a Party other than ID&T Worldwide or a Shareholder, then to such Party’s address, facsimile, or email, as applicable, as set forth beneath such Party’s signature block on the applicable signature page hereto, together with a copy of such Notice delivered to the recipient indicated to which such copy should be delivered.

(b)                                 Notwithstanding the foregoing contact information set forth or referenced in this Section 7.1(a), a Party is permitted to validly deliver a Notice pursuant hereto to such other address, facsimile, or email or to the attention of such Person or Persons as the recipient Party has specified by prior Notice (in accordance with Section 7.1) to the sending Party (or, in the case of counsel, to such other readily, ascertainable business address as such counsel might hereafter maintain). If more than one method for sending Notice as set forth in Section 7.1(a) is used, then the earliest notice date established as set forth in Section 7.1(a) will control for purposes of determining when such Notice is deemed to have been given.

7.2                               Expenses. Except as otherwise provided in the SPA, each Party will be responsible for bearing such Party’s expenses incurred in connection with the preparation, negotiation, execution, and delivery of this Agreement, including all fees and expenses of the Parties’ respective agents, Representatives, brokers, counsel (internal and outside), consultants, advisers and accountants.

7.3                               Conflict with the Articles of Association of ID&T Worldwide. If there is any conflict between the provisions of the articles of association of ID&T Worldwide and this Agreement, then the provisions of this Agreement will prevail to the fullest extent possible. Without limiting the generality of the foregoing, the Parties acknowledge that some of the arrangements included are different from the transfer-restriction clauses in the articles of association of ID&T Worldwide. This deviation, however, is expressly agreed and accepted by the Parties in their mutual contractual relations as established through this Agreement. The Parties shall act in accordance with the provisions of this Agreement and cooperate in the effectuation of any transaction in accordance with the provisions of this Agreement. In particular, each Party shall waive any rights under the articles of association of ID&T Worldwide to the extent such waiver is necessary to procure that the provisions of this Agreement are able to be applied in such manner as is described herein.

7.4                               Amendments; Waivers.

(a)                                 This Agreement can be amended if, and only if, such amendment is in writing and is signed by each Party, other than the ID&T Shareholders and other than the Ultimate ID&T Shareholders; except that Article 6 can be amended if, and only if, such amendment is in writing and is signed by each Party. Any amendment hereto that signed and delivered in accordance with this Section 7.4(a) will be effective as against all Parties, and, upon SFX’s request, each Party shall sign any such amendment that is so signed and delivered. Each ID&T Party (other than One of Us) hereby appoints One of Us and each Person that One of Us might designate, individually, as such ID&T Party’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to sign any such amendment. The proxy and power of attorney granted by each ID&T Party as set forth in the immediately foregoing sentence is irrevocable during the term hereof, is deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and operates to revoke any and all prior proxies or powers of attorney that such ID&T Party might have granted with respect to the subject matter of such proxy. The power of attorney granted by each ID&T Party pursuant to this Section 7.4(a) is a durable power of attorney and will survive such ID&T Party’s incapacity, bankruptcy, or dissolution.

(b)                                 No waiver by any Party of such Party’s rights, powers, or privileges hereunder, will be binding against any other Party. No such waiver by a Party will be enforceable against such Party unless such waiver was given in a written instrument signed by such Party. The waiver by any Party of any of such Party’s rights, powers, or privileges hereunder arising because of any claimed breach, default, or misrepresentation under or with respect to a provision hereof, whether intentional or not, will not thereby extend (and will not be deemed to thereby extend) to any prior separate or subsequent breach, default, or misrepresentation, respectively, by such Party or by another Party and will not affect in any way any rights, powers, or privileges arising by virtue of any such prior separate or subsequent occurrence. No failure or delay by any Party in exercising any of such Party’s rights, powers, or privileges hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder or otherwise.

(c)                                  Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes of this Section 7.3.

7.5                               Assignment. Except as provided in Section 5.5, each Party shall not, and shall not purport to, assign any of such Party’s rights hereunder, delegate any of such Party’s obligations hereunder, or delegate such Party’s performance in satisfaction of any conditions to any obligations of any other Party hereunder (and shall not enter into any Contract that requires any such assignment or delegation) without the prior written consent of each other Party, and any such purported assignment or delegation without obtaining such written consent will be void; except that a Shareholder is permitted to assign its rights and delegate its obligations hereunder in connection with a Permitted Transfer by the Shareholder in accordance with Section 3.2.

7.6                               Arbitration.

(a)                                 If any dispute arises between or among any of the Parties (the “Disputing Parties”) under this Agreement, then the Disputing Parties shall attempt to resolve such dispute through direct negotiation with each other. If such dispute (“Dispute”) is not resolved within 20 days after a demand for direct negotiation, then any Disputing Party is permitted to then submit such Dispute to JAMS for resolution pursuant to binding arbitration (“Binding Arbitration”) in accordance with the then existing rules of JAMS, as supplemented by the further requirements of this Section 7.6. Such arbitration is to be conducted by three arbitrators (each, an “Arbitrator”), one designated by each Disputing Party and the third designated by the first two appointed Arbitrators, in each case who agree to comply with the terms and procedures of this Section 7.6. If, within 10 days after such Dispute is submitted to Binding Arbitration, a Disputing Party has not designated an Arbitrator, then the other Disputing Party is permitted to so designate such Arbitrator.

(b)                                 Within 20 days after submitting a Dispute to Binding Arbitration, each Disputing Party shall provide the other Disputing Party and the Arbitrators with a statement explaining the specific facts such first Disputing Party contends support such first Disputing Party’s claims or basis in such Dispute, including acts or omissions by the other Disputing Party that such first Disputing Party believes constitute a Breach of this Agreement, all of the terms and provisions of this Agreement that such first Disputing Party believes have been Breached, the names and addresses of each Person that such first Disputing Party believes has knowledge supporting such Disputing Party’s claim, and a concise statement of damages, including the means by which the claimed damages were calculated and the facts upon which the calculations were based. Each Disputing Party shall provide the other Disputing Party and the Arbitrators with such statement and a copy of all documents in such first Disputing Party’s possession or control that such first Disputing Party contends support such first Disputing Party’s claim. The requirements of this Section 7.6 are intended to supplement, and therefore are in addition to, the Rules and procedural requirements of JAMS. In particular, the exchanges of documents and information required by such paragraphs are to be in addition to any discovery that is permitted under the rules of JAMS or that the Arbitrators might otherwise authorize in the arbitration.

(c)                                  The Arbitrators are to be required to render a reasoned written opinion in support of their final decision, setting forth findings of fact, legal analysis and, subject to the limitations set forth herein, the award. The decision rendered by the Arbitrators will be final and binding upon the Parties. Judgment upon the decision and any award made by the Arbitrators is permitted to be entered in any court of competent jurisdiction. The non-prevailing Disputing Party in any Binding Arbitration (as determined by the Arbitrators) shall pay the reasonable fees and expenses (including reasonable attorneys’ fees and costs) of the prevailing Disputing Party. The Disputing Parties will otherwise be responsible for their own expenses in connection with such Binding Arbitration.

(d)                                 To the extent permitted by applicable Law, the Parties shall keep the arbitration proceeding confidential and the arbitration panel must issue appropriate protective orders to safeguard such confidentiality. The Parties agree to keep confidential any documents exchanged between them pursuant to the arbitration and the content of any testimony or written documents submitted pursuant to the arbitration. Each Party shall not make (or instruct the arbitration panel to make) any public announcement with respect to the proceedings or decision of the arbitration panel without prior written consent of each other Party. The Parties and the arbitration panel shall keep the existence of any Dispute submitted to arbitration, and the award in confidence, except as required in connection with the enforcement of such award or as otherwise required by applicable Law.

(e)                                  Any arbitration proceedings described in this Section 7.6 are to be conducted in the English language and are to take place in the Borough of Manhattan, the City of New York.

(f)                                   The Parties acknowledge that the procedures set forth in this Section 7.6 are the exclusive means by which any Dispute can be resolved. Notwithstanding the immediately foregoing sentence, neither the existence of a Dispute, the pending settlement of a Dispute, nor the resolution procedures set forth in this Section 7.6 will operate to limit or relieve any Party from such Party’s ongoing duties and obligations hereunder or limit or extinguish any right that any Party might otherwise have hereunder (including Section 7.14), in law or in equity. Neither the existence of a Dispute nor the pendency of resolution of a Dispute will operate to terminate this Agreement.

7.7                               Governing Law.  This Agreement is governed by, and is to be interpreted and enforced in accordance with, the internal Laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York (pursuant to Section 5-1401 of the New York General Obligations Law), without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. The Parties acknowledge that (a) this Agreement was negotiated by or on behalf of the Parties, in whole or in part, in the State of New York, (b) the Parties are delivering this Agreement in the State of New York, and (c) the State of New York has a substantial relationship to Parties and to this Agreement.

7.8                               Consent to Jurisdiction and Venue. Subject to Section 7.6, each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of, and venue in, any state or federal court located within the City of New York in the State of New York (any such court, a “Permitted Court”) for the purposes of any Suit arising out of this Agreement or any of the transactions contemplated hereby, and in each case the appropriate appellate courts therefrom, and each Party shall not commence any such Suit in a court other than any Permitted Court. Service of any process, summons, notice, or document by personal delivery or by U.S. registered mail to a Party’s address set forth in Section 7.1 (or such other address if changed in accordance with Section 7.1) will be effective service of process for any such Suit. Each Party (a) hereby irrevocably and unconditionally waives any objection to the laying of venue of any Suit arising out of this Agreement or any of the transactions contemplated hereby in any Permitted Court, and (b) hereby irrevocably and unconditionally waives any objection that such Party might now or in the future have, and shall not plead or claim, that any such Suit brought in any Permitted Court has been brought in an inconvenient forum. A judgment in any Suit is permitted to be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. A Party’s submission to jurisdiction and venue set forth in this Section 7.8 does not constitute a general submission by such Party to service of process in the City of New York or the State of New York for any purpose other than as provided in this Section 7.8 and does not confer, and will not be deemed to confer, rights on any Person other than the Parties.

7.9                               Counterparts. Each Party is permitted to execute this Agreement in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Each Party is permitted to deliver this Agreement to the other Parties by means of delivery of one or more counterpart signature pages via facsimile or as an attachment in portable document format (.pdf) or other email attachment format to an email addressed to the recipient Party. Any photographic copy, photocopy, or similar reproduction of this Agreement, any electronic file of this Agreement in portable document format (.pdf), or other email attachment format, or any copy of this Agreement delivered by facsimile, in each case with all signatures reproduced on one or more sets of signature pages, will be considered as if it were manually executed.

7.10                        No Third-Party Beneficiaries. No provision hereof is intended to confer, no provision hereof will confer, and no provision hereof will be deemed to confer benefits, rights, or remedies upon any Person other than upon the Parties, their respective successors, and their respective permitted assigns.

7.11                        Entire Agreement. The SPA, this Agreement, and the other Ancillary Documents (as defined in the SPA) (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof and thereof, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and (c) supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option Agreement, the NAJV JV Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof and thereof.

7.12                        Captions. Titles, captions, and headings included herein are for convenience of reference only and are not to affect the meaning, construction, or interpretation hereof or of any provision hereof.

7.13                        Severability. If any portion or provision hereof is to any extent determined to be illegal, invalid, or unenforceable by a court of competent jurisdiction, then the remainder hereof, and the application of such portion or provision in circumstances other than those as to which it is so determined to be illegal, invalid, or unenforceable, as applicable, will not be affected thereby. Without limiting the generality of the immediately foregoing sentence, if any portion or provision hereof is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal, or functional coverage, then such provision will be deemed to extend only over the maximum geographic, temporal, and functional scope as to which such court determines it is permitted to be enforceable.

7.14                        Interpretation; Construction.

(a)                                 Except as otherwise expressly provided herein: (i) in instances in which a word or phrase is defined herein, each of the other grammatical forms of such word or phrase, respectively, has a correlative meaning; (ii) the terms “hereof,” “herein,” “hereunder,” “hereby,” “hereto,” “herewith,” and words of import similar to any of the foregoing are to be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) a reference herein to an “Article,” “Section,” “paragraph,” “Exhibit,” “Schedule,” preamble, or recital is a reference to an article, section, paragraph, exhibit, schedule, preamble, or recital, respectively, of or to this Agreement; (iv) the words “include,” “includes,” and “including” as used herein are deemed to be followed by the words “without limitation” and the canon of construction ejusdem generis is not to be applied with respect to the construction thereof; (v) the term “Dollars” and the symbol “$” mean United States dollars; and (vi) all accounting terms used herein and not defined herein have the respective meanings given to them under GAAP.

(b)                                 Unless otherwise expressly provided herein: (i) any reference to a Contract (including this Agreement) and all other contractual instruments is a reference to such Contract or instrument (including all exhibits, schedules, annexes, indices, appendices, and other attachments thereto) as the same might be amended or otherwise modified in accordance with the terms thereof; and (ii) any reference to a Law is a reference to all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Law.

(c)                                  If a Person has an obligation hereunder to not permit or to not cause an Entity from taking a specified action, then: (i) to the extent that such Person is capable of exercising control of such Entity with respect to such specified action or with respect to the actions of such Entity generally, such Person is deemed to have a concurrent obligation to cause such Entity to cease taking such specified action (if applicable) and to refrain from taking such specified action; and (ii) to the extent that such Person is not capable of exercising control of such Entity with respect to such specified action, such Person is deemed to have an obligation not to vote or consent to an action that is inconsistent with such obligation (as if such Person were capable of exercising control of such Entity with respect to such specified action). If a Person has an obligation hereunder to cause an Entity to take a specified action, then, to the extent that such Person is not capable of exercising control of such Entity with respect to such specified action, such

Person is deemed to have an obligation not to vote or consent to an action that is inconsistent with such obligation (as if such Person were capable of exercising control of such Entity with respect to such specified action).

(d)                                 The term “control,” as used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Securities, by Contract, or otherwise.

(e)                                  Except as otherwise expressly provided herein, if a Party is expressly or impliedly entitled to exercise discretion hereunder or any rights hereunder, then such Party is permitted to exercise such discretion and rights in such Party’s sole discretion, without considering the interests of any other Person.

(f)                                   The Parties have participated jointly in the negotiation and drafting hereof, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party by virtue of the authorship hereof is not to affect the construction and interpretation hereof.

(g)                                  Each Party acknowledges that the recitals are included for informational purposes and do not constitute part of the agreement between the Parties (other than with respect to setting forth certain definitions).  Without limiting the generality of the immediately foregoing sentence, the inclusion of the recitals do not constitute representations or acknowledgments by any Party that any of the circumstances described in the recitals exists, existed, or will exist or that any of the events in the has occurred or will occur.  The foregoing sentences set forth in this Section 7.14(g) will not limit or modify any representation or acknowledgement that any Party is making hereunder.

7.15                        Equitable Relief. Each Party acknowledges that the rights of each other Party hereunder and with respect hereto are special, unique, and of extraordinary character and that, if a Party breaches or threatens to breach any of such Party’s obligations hereunder, then each other Party (a) might experience irreparable harm as a result thereof and might be without an adequate remedy at law with respect thereto and (b) is permitted (except to the extent the satisfaction of such obligation has been waived by such non-breaching Party in accordance with the terms hereof), in addition to any remedies for damages or other relief, to institute and prosecute an action in any court of competent jurisdiction (subject to Sections 7.6 and 7.8) for equitable relief (including specific performance, a temporary restraining order, and an injunction), without the requirement to post a bond.

7.16                        Business Days. If any date by which an action is to be taken, or by which a notice is to be provided, hereunder falls on a date that is not a Business Day, then such date will be deemed to refer to the first Business Day after such date.

7.17                        Access to Counsel. Each Party acknowledges that such Party has had an adequate opportunity to consult with and to engage such Party’s own legal counsel in connection with the drafting, negotiation, execution, and delivery hereof, discussions relating hereto, and otherwise with respect hereto.

7.18                        Employment. Nothing herein (a) creates an employer-employee relationship between any ID&T Worldwide Entity, on the one hand, and any Party, on the other, (b) obligates any ID&T Worldwide Entity to employ any Party or any Affiliate of any Party, or (c) prohibits or restricts any ID&T Worldwide Entity from terminating, at any time or for any reason, the employment of any employee that is a Party or an Affiliate of a Party.

7.19                        Waiver of Jury Trial. To the extent permitted by Law, each Party irrevocably and unconditionally waives any right that such Party might have to a trial by jury in any Suit arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party acknowledges that: (a) such Party has considered the implications of the waiver in this Section 7.19; (b) such Party will continue to rely upon the waiver in this Section 7.19 in such Party’s future dealings arising out of or relating to this Agreement, and the Transactions contemplated hereby; and (c) this provision is a material inducement for such Party to enter into this Agreement and the Transactions contemplated hereby.

7.20                        Effectiveness Conditioned Upon Closing.  Each Party acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary, this Agreement shall come into force and effect only upon the Closing.

[Signature page follows.]

The Parties are signing this Agreement as of the Effective Date.

ONE OF US HOLDING B.V.

By:	/s/ D.C.P. Stutterheim
	Name:	D.C.P. Stutterheim
	Title:	Director

By:	/s/ W.W. Tavecchio
	Name:	W.W. Tavecchio
	Title:	Director

ID&T NEWHOLDING B.V.

By:	/s/ D.C.P. Stutterheim
	Name:	D.C.P. Stutterheim
	Title:	Director

By:	/s/ W.W. Tavecchio
	Name:	W.W. Tavecchio
	Title:	Director

ONE OF US INTERNATIONAL HOLDING B.V.
(f/k/a ID&T International Holding B.V.)

By:	/s/ D.C.P. Stutterheim
	Name:	One of Us B.V.
	Title:	Director
On behalf of One of Us B.V.
	Name:	D.C.P. Stutterheim
	Title:	Director

By:	/s/ W.W. Tavecchio
	Name:	One of Us B.V.
	Title:	Director
On behalf of One of Us B.V.
	Name:	W.W. Tavecchio
	Title:	Director

Signature Page to ID&T Worldwide Shareholders’ Agreement

SFX ENTERTAINMENT, INC.

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Vice Chairman

430 Park Avenue
New York, NY 10022
Attn: Howard Tytel
Facsimile: (646) 561-6700
Email: htytel@reedsmith.com

With a required copy (the delivery of which will not constitute notice to SFX) to:

REED SMITH LLP
599 Lexington Avenue
New York, NY 10022
Attn: Aron Izower, Esq.
Facsimile: (212) 521-5450
Email: aizower@reedsmith.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

W.H. TIMMERMAN BEHEER BV

By:	/s/ W.H. Timmerman
Name: W.H. Timmerman
Title:

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email:	wildrik@q-dance.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

STICHTING ONE OF US

By:	/s/ D.C.P. Stutterheim
Name:	D.C.P. Stutterheim
Title:	Director

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email:	dcp@id-t.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

W.W. TAVECCHIO BEHEER BV

By:	/s/ W.W. Tavecchio
Name: W.W. Tavecchio
Title:

Address:	De Entree 300
1101 EE Amsterdam-Zeidoost
The Netherlands

Facsimile:

Email:	wouter@q-dance.nl

Signature Page to
ID&T Worldwide Shareholders’ Agreement

MCH HOLDING BV

By:	/s/ D.C.P. Stutterheim
Name: D.C.P. Stutterheim
Title: Director

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email:	dcp@id-t.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

STICHTING ADMINISTRATIEKANTOOR MCH

By:	/s/ D.C.P. Stutterheim
Name: D.C.P. Stutterheim
Title: Director

By:	/s/ A.L. Stutterheim-Wiebenga
Name: A.L. Stutterheim-Wiebenga

Address:	De Entrée 300
1101 EE Amsterdam Zuidoost
The Netherlands

Facsimile:

Email:	lisca@sensation.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

/s/ Wouter Tavecchio
WOUTER TAVECCHIO

Address:	###
###
###

Facsimile:

Email:	wouter@q-dance.nl

Signature Page to
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Confidential material redacted and filed separately with the Commission.

/s/ Duncan Stutterheim
DUNCAN STUTTERHEIM

Address:	###
###
###

Facsimile:

Email:	dcp@id-t.com

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/s/ Willem Hendrik Timmerman
WILLEM HENDRIK TIMMERMAN

Address:	###
###
###

Facsimile:

Email:	wildrik@q-dance.com

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Confidential material redacted and filed separately with the Commission.

/s/ Irfan Van Ewijk
IRFAN VAN EWIJK

Address:	###
###
###

Facsimile:

Email:	irfan@mysteryland.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Bas Meijer
BAS MEIJER

Address:	De Entree 300
1101 EE Amsterdam
The Netherlands

Facsimile:	+31 20 8510699

Email:	bas@sensation.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

/s/ Eric Keijer
ERIC KEIJER

Address:	###
###
###

Facsimile:

Email:	eric@sensation.com

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/s/ Anne Louise Stutterheim-Wiebenga
ANNE LOUISE STUTTERHEIM-WIEBENGA

Address:	###
###
###

Facsimile:

Email:	lisca@sensation.com

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/s/ Sander Vermeulen
SANDER VERMEULEN

Address:	###
###
###

Facsimile:

Email:	sander@sensation.com

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/s/ Rendert-Jan Brevoord
RENDERT-JAN BREVOORD

Address:	###
###
###

Facsimile:

Email:	rendert-jan@mysteryland.com

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/s/ Jonas Schmidt
JONAS SCHMIDT

Address:	###
###
###

Facsimile:

Email:	jonas@q-dance.nl

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/s/ Henri Robert Gerald Werver
HENRI ROBERT GERALD WERVER

Address:	###
###
###

Facsimile:

Email:	rogier@q-dance.nl

Signature Page to
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/s/ Michael Hekking
MICHAEL HEKKING

Address:	###
###
###

Facsimile:

Email:	michael@sensation.com

Signature Page to
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/s/ Tamil Van Draanen
TAMIL VAN DRAANEN

Address:	###
###
###

Facsimile:

Email:	tamil@q-dance.nl

Signature Page to
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Confidential material redacted and filed separately with the Commission.

/s/ Jeroen Jansen
JEROEN JANSEN

Address:	###
###
###

Facsimile:

Email:	jeroen@id-t.com

Signature Page to
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Confidential material redacted and filed separately with the Commission.

/s/ Ritty Van Straalen
RITTY VAN STRAALEN

Address:	c/o Entree 300
1101 55
Amsterdam, The Netherlands

Facsimile:	+31 20 8510699

Email:	Ritty@id-t.com

Signature Page to
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/s/ Fatith Kahyaoglu
FATITH KAHYAOGLU

Address:	###
###
###

Facsimile:

Email:	fatih@sensation.com

Signature Page to
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Confidential material redacted and filed separately with the Commission.

/s/ Paul Brouwer
PAUL BROUWER

Address:	###
###
###

Facsimile:

Email:	paul@mysterland.com

Signature Page to
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Confidential material redacted and filed separately with the Commission.

/s/ Ibo Orgut
IBO ORGUT

Address:	###
###
###

Facsimile:

Email:	ibo@q-dance.nl

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Confidential material redacted and filed separately with the Commission.

/s/ M.W.A. Elbertse
M.W.A. ELBERTSE

Address:	###
###
###

Facsimile:

Email:	marcel@sensation.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Martijn van Daalen
MARTIJN VAN DAALEN

Address:	###
###
###

Facsimile:

Email:	marfijn@@mysteryland.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Jan Lok
JAN LOK

Address:	###
###
###

Facsimile:

Email:	jan@b2s.nl

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Olga Zegers
OLGA ZEGERS

Address:	###
###
###

Facsimile:

Email:	olga@mysteryland.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Peter Hillebrands
PETER HILLEBRANDS

Address:	###
###
###

Facsimile:

Email:	peter@sensation.com

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

/s/ Sander Bijlstra
SANDER BIJLSTRA

Address:	###
###
###

Facsimile:
Email:	sander@q-dance.nl

Signature Page to
ID&T Worldwide Shareholders’ Agreement

Confidential material redacted and filed separately with the Commission.

Exhibit A

Shareholder	Address	Number and Type of Common Shares
One Of Us Holding B.V.

One of Us Holding B.V.

De Entree 300

1101 EE AMSTERDAM

Attention: Chris van Overbeeke

Facsimile: +31 (0)20 - 851 06 99

Email: chriso@id-t.com

With a copy to:

DLA Piper

1261 Avenue of the Americas

New York, NY 10020-1104

Attention: Jonathan Klein

Facsimile: (212) 884-8502

Email:

jonathan.klein@dlapiper.com

2,500 Common Shares B
Buyer

c/o SFX Entertainment, Inc.

430 Park Avenue

New York, NY 10022

Attention: Howard Tytel, Esq.

Facsimile: (646) 561-6700

Email: htytel@reedsmith.com

With a required copy to:

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attention: Aron Izower, Esq.

Facsimile: (212) 521-5450

Email: aizower@reedsmith.com

7,500 Common Shares A

Exhibit B

ID&T Shareholders

1.              W.H. Timmerman Beheer BV

2.              Stichting One of Us

3.              W.W. Tavecchio Beheer BV

4.              MCH Holding BV

Exhibit C

Ultimate ID&T Shareholders

1.              Stichting Administratiekantoor MCH

2.              Wouter Tavecchio

3.              Duncan Stutterheim

4.              Willem Hendrik Timmerman

5.              Irfan van Ewijk

6.              Bas Meijer

7.              Eric Keijer

8.              Anne Louise Stutterheim-Wiebenga

9.              Sander Vermeulen

10.       Rendert-Jan Brevoord

11.       Jonas Schmidt

12.       Henri Robert Gerald Werver

13.       Michael Hekking

14.       Tamil van Draanen

15.       Jeroen Jansen

16.       Ritty van Straalen

17.       Fatith Kahyaoglu

18.       Paul Brouwer

19.       Ibo Orgut

20.       Marcel Elbertse

21.       Martijn van Daalen

22.       Jan Lok

23.       Olga Zegers

24.       Peter Hillebrands

25.       Sander Bijlstra

Exhibit D

Key Employees

1.              Duncan Stutterheim

2.              Irfan van Ewijk

3.              Marian Mussche

4.              Chris van Overbeeke

5.              Bas Meijer

6.              Eric Keijer

7.              Rendert-Jan Brevoord

8.              Michael Hekking

9.              Jeroen Jansen

10.       Ritty van Straalen

11.       Fatith Kahyaoglu

12.       Paul Brouwer

13.       Ibo Orgut

14.       Marcel Elbertse

15.       Martijn van Daalen

16.       Jan Lok

17.       Olga Zegers

18.       Peter Hillebrands

Exhibit E

ID&T Design Employees

1.              Wouter Tavecchio

2.              Willem Hendrik Timmerman

3.              Anne Louise Stutterheim-Wiebenga

4.              Tamil van Draanen

5.              Henri Robert Gerald Werver

6.              Jonas Schmidt

7.              Sander Bijlstra

8.              Sander Vermeulen

Exhibit F

ID&T Worldwide Brands

AMAZONE PROJECT & design

AMBASSADOR

BACKXBACK

BACKXBACK & design

DIRTY DUTCH

DIRTY DUTCH AFTERSHOCK

H2 &design

LUXURUSH4n

A+P & Design

BLACK

BLACK & design

BLACK SENSATION

BLACKOUT

DANCE OR DIE

DEFQON

DEFQON.1

ENERGY

ENERGY-THE NETWORK

ERA & design

FINAL EXAM

FP

FREAQSHOW

FREAQSHOW & DESIGN

FREE-FOR-ALL & design

FUTURE DANCE BOOKINGS

GLOBAL HARDCORE NATION

HAPPY HARDCORE & design

HAPPY HARDCORE

HARDSTYLE

HELLSOUND

HEROES OF HARDCORE

HOUSE OF GODS

HYPERDOME

I LOVE SUNDAY

ID&Q

ID&T

ID&T & design

ID&T FM

IN QONTROL

INNER CITY

INNERCITY and design

INQOMING

IQON

LAB

LAB  FESTIVAL

MAKE FESTIVAL

METROPOLE

MR.WHITE

MYSTERY LAND

MYSTERY LAND & design

MYSTERY WORLD

MYSTERYLAND

NACHTLAB

NRG

OCEAN OF WHITE

OUTLAND

PLATINUM & design

PLAY

PRESS

Q and design

Q BASE

Q dance

Q dance and design

QAPITAL

Q-BASE FESTIVAL

Q-BOOKINGS

Q-DANCE

Q-FACTOR

QLIMAX

QLUB UNDERGROUND

QOMBAT FESTIVAL

Qore 3.0

QOUNTDOWN and design

QRIME TIME

Q-SCENE

QT QLUBTEMPO and design

QTRAX

qult and design

RAVE PARADE

RAVEN THEATER

RELEASE

RELEASE and design

RESURREQTION

SENSATION

SENSATION and design

SENSATION & new logo

SENSATION BLACK

sensation THE WORLD’S LEADING DANCE EVENT

SENSATION TRAVEL

SENSATION WHITE

SHOCKERS

STARFIGHTER

TEQNOLOGY

THUNDERDOME

THUNDERDOME & design

THUNDERTASTE

TICKETONLINE.NL

TOMMOROWLAND

TOMORROWLAND YESTERDAY IS HISTORY, TODAY IS A GIFT, TOMORROW IS MYSTERY

TOMORROWWORLD

TRANCE ENERGY

TRANCE ENERGY and design

UR and design

VALHALLA

WE ARE THE NETWORK

WELCOME TO THE FUTURE

WHITE SENSATION

WICKED WONDERLAND

XQ and design

XQLUSIVE

X-QLUSIVE

MISCELLANEOUS DESIGN

MISCELLANEOUS DESIGN

MISCELLANEOUS DESIGN

MISCELLANEOUS DESIGN

MISCELLANEOUS DESIGN

MISCELLANEOUS DESIGN

MISCELLANEOUS DESIGN

Exhibit G

Notarial Deed of Transfer

DRAFT DATED 8 AUGUST 2013

FOR DISCUSSION PURPOSES ONLY

TRANSFER OF SHARES

ID&T NEWHOLDING B.V.

Today, the * day of August two thousand and thirteen, appeared before me, Alexander Joannes Wiggers, civil-law notary in Amsterdam:

*, acting in this matter pursuant to a written power of attorney granted by:

1.      One of Us Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Amsterdam, the Netherlands and office address at De Entree 300, 1101 EE Amsterdam, the Netherlands, registered with the Trade Register under number 58518649, hereinafter referred to as: the “Seller”;

2.      SFX Holdings Netherlands B.V. a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Amsterdam, the Netherlands and office address at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, registered with the Trade Register under number [*], hereinafter referred to as: the “Purchaser”;

3.      ID&T NewHolding B.V. (to be renamed ID&T Holding B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Amsterdam, the Netherlands and office address at De Entree 300, 1101 EE Amsterdam, the Netherlands, registered with the Trade Register under number 58522174, hereinafter referred to as: the “Company”.

Acting in said capacity, the person appearing declared the following:

WHEREAS

A.     On the twentieth day of March two thousand and thirteen, (i) ID&T Holding B.V. (to be renamed One of Us B.V.), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), with corporate seat in Amsterdam, the Netherlands and office address at De Entree 300, 1101 EE Amsterdam, the Netherlands, registered with the Trade Register under number 34188019 (“ID&T

Holding”) and (ii) SFX Entertainment, Inc., a corporation organized under the laws of the State of Delaware, United States of America, with registered address at 2711 Centerville Road 400, Wilmington, Newcastle, 19808, State of Delaware, United States of America, registered with the Secretary of the State of Delaware under file number 5164834 (“SFX”), entered into an option agreement, whereby ID&T Holding granted SFX an option to acquire seventy-five per cent (75%) of the shares in ID&T Holding - or in another group entity owning the Business (as defined in the Option Agreement) - , hereinafter referred to as: the “Option Agreement”.

B.     Following the terms and conditions of the Option Agreement, the option as included in the Option Agreement has been validly exercised.

C.     In connection with the exercising of the Option Agreement, both SFX as well as ID&T Holding have incorporated subsidiary legal entities, through which the sale and transfer of seventy-five per cent (75%) of the shares in the Company (which currently owns the Business (as defined in the Option Agreement) will take place, such subsidiaries being the Seller and the Purchaser.

PURCHASE AGREEMENT AND SHARES

Further to the Option Agreement, the Seller and SFX entered into a stock purchase agreement, dated the [*] day of August two thousand and thirteen, hereinafter referred to as: the “Purchase Agreement”, whereby the Seller agreed to sell to the Purchaser, a purchasing entity to be designated by SFX, and SFX agreed to undertake that the Purchaser shall purchase from the Seller, and pursuant thereto the Seller hereby sells to the Purchaser and the Purchaser hereby Purchases from the Seller, seven thousand five hundred (7,500) shares A in the capital of the Company, numbered A1 up and including A7,500, each share having a nominal value of one eurocent (EUR 0.01) hereinafter referred to as: the “Shares”.

A copy of the Purchase Agreement, without annexes, is appended to this deed.

PREVIOUS ACQUISITION OF SHARES

The Seller acquired the Shares by the Company’s issue and placement by the Seller by the deed of incorporation of the Company executed before [a substitute of] A.J. Wiggers, aforementioned, on the [*] day of August two thousand and thirteen.

TRANSFER

Pursuant to the execution of the Purchase Agreement the Seller hereby transfers the Shares to the Purchaser, who hereby accepts this transfer.

PAYMENT OF PURCHASE PRICE

The total consideration for the Shares is included in the Purchase Agreement, the Seller and the Purchaser having taken due notice thereof, hereinafter referred to as: the “Total Consideration”. The Purchaser has paid a part of the Total Consideration in an amount of

** [USD 45,914,827(1)], hereinafter referred to as: the “Closing Cash Payment”, by transfer thereof to the United States Dollar account of the civil-law notaries of DLA Piper Nederland N.V. at the ING Bank with IBAN number: NL86 ING B 0020 031300 and BIC code: INGBNL2A.

The undersigned civil-law notary is hereby irrevocably authorised to transfer the Closing Cash Payment on the first business day following the execution of this deed to an account in the name of the Seller with account number: [***]. Consequently, the Seller hereby grants the Purchaser discharge in respect of payment of the Closing Cash Payment.

TRANSFER RESTRICTIONS

The transfer restriction clause included in the articles of association of the Company, which encompasses a right of first refusal, has no effect on the transfer of the Shares per this deed, as the Seller holds the entire issued capital of the Company.

ADDITIONAL PROVISIONS

Article 1

The warranties as included in the Purchase Agreement, apply mutatis mutandis to this deed of transfer, insofar as applicable.

Article 2

The Shares including all rights and obligations attached thereto, will be for the account and risk of the Purchaser as of today.

Article 3

Each of the parties waives any and all rights to terminate the transfer as included in this deed pursuant to the provisions of Article 6:265 Dutch Civil Code or to demand in legal proceedings the rescission (ontbinding) of the transfer as included in this deed.

Article 4

Insofar as this deed does not deviate from the Purchase Agreement, the parties shall be bound by the provisions of the Purchase Agreement.

ACKNOWLEDGEMENT

The Company declares to have taken due notice of the transfer of the Shares in this deed and to acknowledge said transfer. The Company shall record this transfer without any delay in its shareholders’ register.

INTERDISCIPLINARY COOPERATION

ADVISOR SELLER

With respect to the Rules of Professional Conduct (Verordening beroeps- en gedragsregels) of the Royal Dutch Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie) all parties expressly state to agree that:

a.      the undersigned civil-law notary executes this deed, though being a civil-law notary affiliated with DLA Piper Nederland N.V.;

(1)  To amount to be confirmed by the parties

b.      DLA Piper Nederland N.V. acts as advisor of the Seller in relation to this deed or agreements pursuant hereto; and

c.      DLA Piper Nederland N.V. possibly acts as advisor of the Seller in the event that any disputes arise from this deed or agreements pursuant hereto.

POWER OF ATTORNEY

The person appearing has been authorised by three (3) written powers of attorney annexed to this deed//of which copies are annexed to this deed.

END

The person appearing is known to me, civil-law notary. This deed was executed in Amsterdam on the date stated at the beginning of this deed. The summarised contents of this deed were stated and explained to the person appearing. All parties were informed of the consequences of the contents of this deed. The person appearing declared to dispense with a full reading of the deed, to have taken due note of the content of the deed well before its execution and to agree with its content. Immediately following the limited reading, this deed was signed by the person appearing and by me, civil-law notary.

Exhibit H

Initial SFX-Designated Officers

Shelly Finkel (Co-CEO-Operations)

Richard Rosenstein (CFO)

Exhibit I

Initial ID&T-Designated Officers

Duncan Stutterheim (Co-CEO-Creative)

Wouter Willem Tavecchio (Chief Creative Officer)

Exhibit J

ID&T Employees

1.	Duncan Stutterheim

2.	Wouter Tavecchio

3.	Willem Hendrik Timmerman

4.	Anne Louise Stutterheim-Wiebenga

5.	Tamil van Draanen

6.	Henri Rober Gerald Werver

7.	Jonas Schmidt

8.	Sander Bijlstra

9.	Sander Vermeulen

10.	Irfan van Ewijk

11.	Marian Mussche

12.	Chris van Overbeeke

13.	Bas Meijer

14.	Eric Keijer

15.	Rendert-Jan Brevoord

16.	Michael Hekking

17.	Jeroen Jansen

18.	Ritty van Straalen

19.	Fatith Kahyaoglu

20.	Paul Brouwer

21.	Ibo Orgut

22.	Marcel Elbertse

23.	Martijn van Daalen

24.	Jan Lok

25.	Olga Zegers

26.	Peter Hillebrands

Schedule 3.4(a)(i)

Issued ID&T Equity Interests

One of Us Holding B.V.

Subscribed Share Capital: 29,283 shares with par value EUR 0.01 per share

ID&T Shareholder	Issued ID&T Equity Interest
Stichting One of Us	9,654 shares (32.968%)

W.H. Timmerman Beheer BV	2,982 shares (10.183%)

W.W. Tavecchio Beheer BV	5,383 shares (18.383%)

MCH Holding BV	11,264 shares (38.466%)

TOTAL:	29,283 shares (100%)

Schedule 3.4(c)(i)

Issued ID&T Shareholder Equity Interests

Stichting One of Us

Stichting One of Us is holder of 9,654 shares in the capital of One of Us Holding B.V., against which Stichting One of Us issued depositary receipts to the following depositary receipt holders:

ID&T Ultimate Shareholder (depositary receipt holders)	Depositary Receipts
Irfan van Ewijk	533 depositary receipts (1.820%)

Bas Meijer	534 depositary receipts (1.824%)

Eric Keijer	533 depositary receipts (1.820%)

Anne Louise Stutterheim-Wiebenga	1,161 depositary receipts (3.965%)

Sander Vermeulen	513 depositary receipts (1.752%)

Rendert-Jan Brevoord	533 depositary receipts (1.820%)

Jonas Schmidt	533 depositary receipts (1.820%)

Henri Robert Gerald Werver	533 depositary receipts (1.820%)

Michael Hekking	440 depositary receipts (1.503%)

Tamil van Draanen	1,067 depositary receipts (3.644%)

Jeroen Jansen	436 depositary receipts (1.489%)

Ritty van Straalen	436 depositary receipts (1.489%)

Fatith Kahyaoglu	436 depositary receipts (1.489%)

Paul Brouwer	176 depositary receipts (0.601%)

Ibo Orgut	218 depositary receipts (0.744%)

Marcel Elbertse	436 depositary receipts (1.489%)

Martijn van Daalen	218 depositary receipts (0.744%)

Jan Lok	291 depositary receipts (0.994%)

ID&T Ultimate Shareholder (depositary receipt holders)	Depositary Receipts
Olga Zegers	218 depositary receipts (0.744%)

Peter Hillebrands	116 depositary receipts (0.396%)

Sander Bijlstra	293 depositary receipts (1.001%)

TOTAL:	9,654 depositary receipts (32.968%)

W.H. Timmerman Beheer BV

Authorized Share Capital: 900 shares with par value of EUR 100 per share
Subscribed Share Capital: 180 shares with par value EUR 100 per share

ID&T Ultimate Shareholder	Issued ID&T Shareholder Equity Interest
Willem Hendrik Timmerman	180 shares (100%)

TOTAL:	180 shares (100%)

W.W. Tavecchio Beheer BV

Authorized Share Capital: 900 shares with par value of EUR 100 per share
Subscribed Share Capital: 180 shares with par value EUR 100 per share

ID&T Ultimate Shareholder	Issued ID&T Shareholder Equity Interest
Wouter Willem Tavecchio	180 shares (100%)

TOTAL:	180 shares (100%)

MCH Holding BV

Authorized Share Capital: 1,500,000 shares with par value of EUR 0.45 per share
Subscribed Share Capital: 177,777 shares with par value EUR 0.45 per share

ID&T Ultimate Shareholder	Issued ID&T Shareholder Equity Interest
Stichting Administratiekantoor MCH	177,777 shares of (100%)

TOTAL:	177,777 shares of (100%)

Stichting Administratiekantoor MCH

Stichting Administratiekantoor MCH is holder of 177,777 shares in the capital of MCH Holding B.V., against which Stichting Administratiekantoor MCH issued depositary receipts to the following depositary receipt holders:

ID&T Ultimate Shareholder (depositary receipt holders)	Depositary Receipts
Duncan Stutterheim	177,777 depositary receipts (100%)